UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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RUTH’S HOSPITALITY GROUP, INC.

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Notice Of Annual Meeting of Stockholders

When

Tuesday, May 25, 2021

1:00 P.M. – Eastern Time

Where

Ruth’s Chris Steak House

610 North Orlando Avenue

Winter Park, Florida 32789

How to vote

In Person:

Stockholders with evidence of stock ownership may attend and vote at the annual meeting.

Via the Internet:

www.proxyvote.com

By Mail:

Complete, sign and mail the enclosed proxy card

By Telephone (Toll Free):

1-800-690-6903

IMPORTANT NOTE:

As part of our contingency planning regarding COVID-19, we are preparing for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance through a public filing with the Securities and Exchange Commission, and details will be available at www.rhgi.com, which we invite stockholders to monitor regularly.

April 16, 2021

To our Stockholders:

On behalf of the Board of Directors of Ruth’s Hospitality Group, Inc., you are cordially invited to attend our 2021 Annual Meeting of Stockholders.

Voting Matters	Board Recommendation	Page
Proposal 1: To elect as directors the nominees named in the accompanying proxy statement	✓ FOR each director nominee	9

Proposal 2: To act on an advisory vote on executive compensation as disclosed in the accompanying proxy statement	✓ FOR	29

Proposal 3: To ratify the appointment of our independent registered public accounting firm	✓ FOR	55

We will also act upon any other matters properly brought before the annual meeting.

Stockholders of record at the close of business on March 30, 2021 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the accompanying proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other record holder, their voting procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

Please vote your shares as soon as possible. This is your annual meeting and your participation is important.

By order of the Board of Directors,

Marcy Norwood Lynch

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 25, 2021

This proxy statement and our 2020 Annual Report to Stockholdersare available at www.proxyvote.com

PROXY STATEMENT

The Board of Directors of Ruth’s Hospitality Group, Inc. (the “Company” or “Ruth’s”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Tuesday, May 25, 2021, beginning at 1:00 P.M., at Ruth’s Chris Steak House, 610 North Orlando Avenue, Winter Park, Florida 32789, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, accompanying form of proxy, and the Company’s annual report are first being sent to stockholders on or about April 16, 2021.

PROXY SUMMARY

This summary highlights information collected elsewhere in this proxy statement or in our corporate governance documents published on our website: www.rhgi.com. This summary does not contain all of the information you should consider. We encourage you to read this proxy statement in its entirety before voting.

Company Overview

Ruth’s Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with over 140 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

At the time we are filing this proxy statement, the Company continues to navigate the unprecedented impact of the novel coronavirus (“COVID-19”). Our number one priority throughout the COVID-19 pandemic has been to keep our Team Members and our Guests safe, which included implementing enhanced safety and sanitation practices and digital versions of our menus in our restaurants, maintaining social distancing, adjusting service to limit interactions between Team Members and Guests, enforcing mask requirements even when states and municipalities lifted such restrictions, and implementing remote work arrangements for those Team Members who could reasonably do their jobs remotely. For our Team Members who work in our restaurants and have provided our Guests throughout the pandemic with the high-quality, safe food and memorable service for which we are known, we implemented procedures such as daily temperature and health screenings, the provision of personal protective equipment, and continual adherence to all CDC guidelines to help prevent the spread of the virus in the communities in which we live and work. Our management team has continued to enhance and refine our safety practices and will continue to do so as we work toward the goal of putting the pandemic behind us. In addition to our focus on health and safety throughout the pandemic, our management team and Board of Directors have taken significant measures to enhance our financial flexibility as we plan for recovery. We will continue to manage through the impacts of this pandemic on our business, financial results, Team Members, and stockholders.

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PROPOSAL 1 ELECTION OF DIRECTORS	• For further information, please see page 9.
✓ Your Board of Directors recommends a vote FOR each of the Director nominees

Director Nominees

Our Board of Directors (the “Board”) recommends that you vote “for” all of the director nominees listed below. Set forth below is summary information about each director nominee, with more detailed information about the qualifications and experience of each director nominee contained under Proposal 1 – Election of Directors beginning on page 9 of this proxy statement.

			Committee Membership
Nominee and Principal Occupation	Age	Director Since	A	C	NG
Giannella Alvarez Former Chief Executive Officer of Beanitos, Inc.	61	2016	○		○

Mary L. Baglivo Chief Executive Officer of The Baglivo Group	63	2017		○	○

Carla R. Cooper Former President & Chief Executive Officer of Daymon Worldwide	70	2003		○

Cheryl J. Henry President & Chief Executive Officer of Ruth’s Hospitality Group, Inc.	47	2018

Stephen M. King Former Chief Executive Officer of Dave & Buster’s Entertainment, Inc.	63	2018

Michael P. O’Donnell Former Chief Executive Officer of Ruth’s Hospitality Group, Inc.	65	2008

Marie L. Perry Senior Vice President & Chief Financial Officer, Brink’s, U.S.	55	2018	○	○

Robin P. Selati Senior Advisor of Madison Dearborn Partners, LLC	55	1999			○

A Audit        C Compensation        NG Nominating & Corporate Governance         Chair        ○ Member

Our Business and Strategy

We develop and operate fine dining restaurants under the trade name Ruth’s Chris Steak House. As of December 27, 2020, there were 149 Ruth’s Chris Steak House restaurants, making us one of the largest upscale steakhouse companies in the world. The Ruth’s Chris brand reflects our 55-year plus commitment to the core values instilled by our founder, Ruth Fertel, of caring for Guests by delivering the highest quality food, beverages and genuine hospitality in a warm and inviting atmosphere.

The restaurant industry in which we compete is a mature segment, and we have a long operating history in upscale fine dining. The restaurant business is highly cyclical and results can be affected by consumer spending, commodity prices, and real estate costs. Our approach is to maintain a strategy focused on multi-year, long-term results.

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Historically, our strategy is to deliver a total return to stockholders by maintaining a healthy core business, growing with a disciplined investment approach, and returning excess capital to stockholders. We strive to maintain a healthy core business by growing sales through traffic, managing operating margins, and leveraging infrastructure.

In March 2020, the World Health Organization declared COVID-19 a pandemic and the United States declared it a National Public Health Emergency, which has resulted in us focusing on a shorter-term strategy that preserves liquidity and maximizes restaurant operating income. Longer-term, the Company intends to return to a balanced strategy that is focused on maintaining a healthy balance sheet and a healthy core business, being disciplined in evaluating future growth opportunities, and returning excess capital to stockholders. While the uncertainty of the COVID-19 pandemic continues, as more clarity on the return to a “new normal” becomes evident, we will evaluate disciplined growth opportunities in markets with attractive sales attributes and solid financial returns. The Company believes that its franchisee program is a point of competitive differentiation and looks to grow its franchisee-owned restaurant locations as well. From time to time, the Company may also consider acquiring franchisee-owned restaurants at terms that it believes are beneficial to both the Company and the franchisee.

Corporate Governance Highlights

Our corporate governance principles reflect our commitment to diversity and reflect feedback we have received from our stockholders.

•	A diverse and highly skilled Board that provides a range of viewpoints

•	63% of the Board is comprised of women directors

•	33% of the Board’s Committee Chair positions are held by women

•	25% of the Board is comprised of traditionally underrepresented racial and ethnic groups

•	50% of the Board is comprised of directors with a tenure of 5 years or less – emphasizing our commitment to Board refreshment

•	75% of the Board is comprised of independent directors

•	Average age of the Board is 60

•	Declassified Board

•	A strong and experienced Lead Independent Director

•	All Board committees are composed of 100% independent directors

•	Majority voting standard for director elections

•	Annual Board and committee evaluations

•	Annual review of succession planning

•	Limits on number of outside directorships

•	Named Executive Officers and Directors are subject to stock ownership guidelines and stock retention requirements

•	Executives and Directors are prohibited from engaging in short sales, derivatives trading, and hedging transactions, and we impose restrictions on pledges and margin account use

Stockholder Engagement

As part of our continuing efforts to better understand stockholders’ key concerns, we continued our stockholder outreach initiative in 2020. Our Executive Chairman and our Chief People Officer participated in all of the discussions with the stockholders who accepted our invitation to engage in mid- to late-2020. We discussed how our executive compensation programs directly tie into the history of the Company, our succession planning process, and our current business strategy, discussed the balanced approach we had taken to support all Stakeholders (i.e., Team Members, Guests, Franchise Partners, Vendor Partners, and Community) throughout the pandemic, and addressed the ways in which the Company was balancing stockholder interests with our compensation strategy in the midst of the global pandemic. We also solicited stockholder views on the Company’s compensation philosophy and program design.

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Additional information about our stockholder engagement efforts and how we have used the insight gained from discussions with our stockholders can be found on page 29 of this proxy statement. The Company and the Board of Directors are committed to engaging with our stockholders and will continue to seek opportunities for dialogue with our stockholders on executive compensation and corporate governance matters.

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION	• For further information, please see page 29.
✓ Your Board of Directors recommends a vote FOR the approval of Named Executive Officer compensation.

Our Compensation Program

The objective of our executive compensation program is to maintain a close link between pay and performance, both long-term and short-term. We believe the compensation of our executives should be closely tied to the performance and growth of the Company, so their interests are aligned with the long-term interests of our stockholders. Additionally, our executive compensation programs and policies are intended to support the development and retention of a strong executive team, provide appropriate incentives that support our business strategy and values, build and retain a talented team, and mitigate risks associated with compensation. We strive to provide a total compensation package that fairly and equitably rewards our senior leadership as a team and as individuals, and we expect superior performance from each of them, individually, and collectively, as a team.

Executive Compensation Highlights

2020 marked one of the most difficult years in recent history for our global citizens, our country, and the restaurant industry. In March 2020, we closed our restaurants to in-person dining and, where we were able to do so, implemented and expanded our take-out and delivery options to give our Guests the ability to enjoy our food in the comfort and safety of their own homes. We continued to operate our restaurants throughout 2020 despite two significant shutdowns, and we displayed resilience and agility in the face of uncertainty and constantly-changing restrictions on restaurant operations throughout the country. This included the successful management of our financial stability by proactively addressing liquidity considerations through the drawdown of our revolver and subsequent credit agreement amendments. In addition, we withdrew our guidance for the remainder of fiscal 2020 given the uncertainty of the on-going impacts of the pandemic.

During the second and third quarters of 2020, because of the effects of the worldwide pandemic on Company operations, our management team elected to reduce their 2020 base salaries and our non-employee directors elected to suspend payment of their annual cash retainer fees for service on the Board. The Board reinstated and repaid the reduced salaries to management in the fourth quarter, and the Board chose to forego repayment of their suspended payments.

Despite these challenges and the unprecedented impact on our business, the steps management took during the pandemic allowed the Company to be ready to pivot throughout the year to open our dining rooms when it was safe and permitted under government regulations to do so, and to be agile in leveraging our operational strengths to adapt to changing circumstances throughout the year.

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As a result of the COVID-19 pandemic and its impact on restaurant and Company operations, the compensation paid to our Named Executive Officers for 2020 decreased substantially. In February 2020, before the short- and long-term impact of the global pandemic was predicted and before country-wide shutdowns, restrictions, and quarantines occurred, the Compensation Committee established the target adjusted EBITDA levels under our Bonus Plan, as well as the target adjusted EBITDA and adjusted EPS levels for our performance-based equity awards. As a result of the impact of the pandemic over the course of the next ten months in fiscal 2020, the Company did not meet the target levels established in February 2020 for either the Bonus Plan or the performance-based equity awards. After careful consideration over a series of months, the Compensation Committee of the Board of Directors chose to award our Home Office Team Members, including our Named Executive Officers, a COVID-adjusted bonus to reward their work throughout 2020. The bonus took into account not only the quick and nimble response to the ever-changing conditions throughout 2020, but also the total return to stockholders over the course of the year, bringing the Company’s stock price from a low of $2.32 in March 2020 to a year end price of $17.21. Following the end of fiscal 2020, the stock price rose to new 52-week highs during March 2021, closing at $25.24 as of the March 30, 2021 Record Date. Nonetheless, taking into account the missed adjusted EBITDA and adjusted EPS targets, the Compensation Committee decided that no performance-based stock grants would be awarded to the Named Executive Officers for fiscal 2020.

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Executive Compensation Best Practices

Our key executive compensation practices are summarized below. We believe these practices promote alignment with the interests of our stockholders and are consistent with market best practices.

WHAT WE DO:

✓  Review and consider stockholder feedback in structuring executive compensation.

✓  Grant annual restricted stock award based on equal parts performance (considering prior year actual performance) and retention/tenure.

✓  Apply multi-year vesting requirements to all equity awards to facilitate retention and ensure performance alignment, generally these are 2-6 years post-grant.

✓  Retain an independent compensation consultant to advise the Compensation Committee.

✓  Review external market data when making compensation decisions.

✓  Prohibit hedging.

✓  Prudently exercise discretion to be responsive to the cyclical nature of our business and advance our goal of creating value for our stockholders.

✓  Generally set our total compensation target opportunities at the median level for our market.

✓  Maintain stock ownership guidelines for all Named Executive Officers and Directors. Ensure guidelines are achieved.

✓  Annual “Say on Pay” vote.

WHAT WE DON’T DO:

✗   No automatic, annual increase in executive salaries.

✗   No exchange of underwater options for cash.

✗   No option repricing without stockholder approval.

✗   No gross-ups.

✗   No short-selling, trading in derivatives or engaging in hedging transactions by executives or directors.

✗   No excessive perquisites.

✗   No high percentage of fixed compensation.

✗   No guaranteed minimum payouts or uncapped award opportunities.

✗   No compensation or incentives that encourage unnecessary or excessive risk taking.

PROPOSAL 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	• For further information, please see page 55.
✓ Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2021.

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal year 2021 and has further directed that our Board submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting. During fiscal year 2020, KPMG LLP served as our independent registered public accounting firm and also provided certain audit-related and tax services as described on page 56. The stockholder vote is not binding on our Audit Committee. If the appointment of KPMG LLP is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to the stockholders. Even if the appointment of KPMG LLP is ratified, our Audit Committee may, in its sole discretion, terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and our stockholders.

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Representatives of KPMG LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

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CORPORATE GOVERNANCE MATTERS

PROPOSAL 1 ELECTION OF DIRECTORS

✓ Your Board of Directors recommends a vote FOR election of each of the eight Director nominees

Our Board currently is composed of eight directors, with each director serving until the next annual meeting or until their successor is elected. The eight candidates nominated by our Board for election as directors at the 2021 annual meeting of stockholders are also identified below.

All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee named herein for election as a director should, for any reason, become unavailable to serve prior to the annual meeting, our Board may, prior to the annual meeting, (i) reduce the size of our Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time. The information presented below for the nominees has been furnished to the Company by the nominees.

Board of Directors

Board Composition and Refreshment

Our Board is responsible for the oversight and continued success of our company, which was founded in 1965 by a single working mother, Ruth Fertel, and which is now led for the first time since Ruth Fertel by a woman President and Chief Executive Officer. Our core values reflect our roots in the legacy of Ruth Fertel and include a commitment to attracting a broad range of skills and experiences to our Board, our executive team, and our Team Members across the Company, all rooted in a commitment to providing the best steak house experience to our Guests.

As a group, our director nominees have broad skills and experience. A majority of our directors have served as the chief executive officer of a public or private company. Over sixty percent of our directors are women. Our directors range in age from 47 to 70, with the average being 60 years of age. As a group, they possess a range of important skills including hospitality industry experience, corporate strategy, accounting and finance leadership, international operations, and real estate experience.

Our Board has been meaningfully refreshed, with four of our six independent directors joining the board since 2016. We believe this reflects a good mix of new directors, who bring fresh perspectives, and tenured directors, who have contributed to developing our strategy over time and who possess an in-depth knowledge of our history and operations. A majority of non-management directors ensures robust debate and objectivity in the boardroom, while diversity of gender, age, and ethnicity contributes to a diverse range of views.

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Selection of Directors

Our Board seeks a diverse group of candidates who possess the background, skills, and expertise to make a significant contribution to our Board, the Company, and its stockholders. Desired qualities to be considered include:

•	high-level leadership experience in business or administrative activities and significant accomplishments

•	breadth of knowledge about issues affecting the Company

•	proven ability and willingness to contribute special competencies to Board activities

•	personal integrity

•	loyalty to the Company and concern for its success and welfare

•	willingness to apply sound and independent business judgment

•	no present conflicts of interest

•	availability for meetings and consultation on Company matters

•	willingness to assume broad fiduciary responsibility

•	willingness to become a Company stockholder

Our Nominating and Corporate Governance Committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. The Company has used a third-party search firm in the past to help identify, evaluate and conduct due diligence on potential director candidates. In evaluating candidates, the Committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of our Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described below.

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Director Biographies

The following summarizes information about each of the nominees and the continuing directors as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that qualify our nominees and the continuing directors to serve as directors of the Company. The nominees were evaluated and recommended by the Nominating and Corporate Governance Committee in accordance with its process for nominating directors.

Age 61 Director since February 2016 Committees • Audit • Nominating & Corporate Governance

Giannella Alvarez

Independent Director

Ms. Alvarez was the Chief Executive Officer of Beanitos, Inc., a privately held snack food company based in Austin, Texas from January 2018 until December 2019. Prior to that she was the Chief Executive Officer of Harmless Harvest, Inc., a privately held organic food and beverage company based in San Francisco, California from 2015 until January 2018. She served from July 2013 until February 2014 as Executive Vice President and General Manager responsible for the Pet Business Unit at Del Monte Corporation. From 2011 to 2013, she served as Group President and Chief Executive Officer for Barilla Americas, where she was responsible for North, Central and South America’s operations of Barilla S.p.A., a global company headquartered in Parma, Italy. From 2006 to 2010, she held senior global management positions with The Coca-Cola Company (NYSE: KO). Prior to that, she held a number of increasingly senior positions in marketing and general management with Kimberly-Clark Corporation (NYSE: KMB) and Proctor & Gamble (NYSE: PG) in the United States and Latin America.

Directorships (within the past 5 years)

Ms. Alvarez currently serves as a director of Domtar Corporation (NYSE: UFS) and Driscoll’s.

Skills and Qualifications

Ms. Alvarez has experience in strategic planning, branding, innovation, technology and scaling businesses in the food industry. She also has extensive knowledge in customer relations, franchising and international operations and has executive leadership skills.

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Age 63 Director since May 2017 Committees • Nominating & Corporate Governance • Compensation

Mary Baglivo

Independent Director

Ms. Baglivo is Chief Executive Officer of The Baglivo Group, a brand strategy advisory consulting firm. She formerly was Vice Chancellor of Marketing and Communications for Rutgers University from 2017 to 2018. She was Vice President for Global Marketing and Chief Marketing Officer for Northwestern University from 2013 until 2017. Before that she was a partner with Brand Value Advisors, a strategic brand and digital marketing advisory firm, during 2013. She previously served at Saatchi & Saatchi Worldwide as Chair and Chief Executive Officer, the Americas from 2008 to 2013, and Chief Executive Officer, New York from 2004 to 2008. Prior to joining Saatchi & Saatchi, she was President of Arnold Worldwide from 2002-2004 and Chief Executive Officer of Panoramic Communications from 2001 until 2002.

Directorships (within the past 5 years)

Ms. Baglivo currently serves on the boards of directors of PVH Corp (NYSE: PVH) and Host Hotels & Resorts (NYSE: HST).

Skills and Qualifications

Ms. Baglivo has knowledge and experience in global marketing, advertising, consumer branding and strategic planning. She also has extensive corporate governance experience, having served on several public and private company, and not-for-profit organization boards of directors.

Age 70 Director since December 2003 Committees • Nominating & Corporate Governance (Chair) • Compensation

Carla Cooper

Independent Director

Ms. Cooper was President and Chief Executive Officer of Daymon Worldwide from 2009 until 2015. Ms. Cooper served as Senior Vice President of Quaker, Tropicana and Gatorade Sales for PepsiCo, Inc. (NYSE: PEP) from 2003 to 2009. From 2001 to 2003, Ms. Cooper served as President of Kellogg Company’s (NYSE: K) Natural and Frozen Foods Division. From 2000 to 2001, Ms. Cooper was Senior Vice President and General Manager of Foodservice for Kellogg Company. From 1988 to 2000, Ms. Cooper was employed in various positions with Coca-Cola USA, including as Vice President, Customer Marketing.

Directorships (within the past 5 years)

None

Skills and Qualifications

Ms. Cooper has extensive experience in sales, marketing and franchising in the food industry and has insight into vendor relationships.

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Age 47 Director since August 2018 Committees • None

Cheryl Henry

President and Chief Executive Officer

Ms. Henry has served as President and Chief Executive Officer of the Company since August 2018 and was appointed to the Board of Directors as of that date. Prior to that she was President and Chief Operating Officer from July 2016 to August 2018. Ms. Henry served as Senior Vice President and Chief Branding Officer from August 2011 to July 2016 and from June 2007 to August 2011 served in various roles with the Company, including as Chief Business Development Officer. Prior to joining the Ruth’s Hospitality Group team, she was the Chief of Staff for the Mayor of Orlando.

Directorships (within the past 5 years)

Ms. Henry has served on the Board of Trustees of the Culinary Institute of America since December 2017. She previously served on the Board of Governors of the Center for Creative Leadership from June 2017 to September 2019.

Skills and Qualifications

Ms. Henry has experience in strategic planning, operations, real estate development, marketing, consumer branding, franchising, and has executive leadership skills.

Age 63 Director since January 2018 Committees • Audit Committee (Chair)

Stephen M. King

Independent Director

Mr. King has served on the Board of Directors of Dave & Buster’s Entertainment, Inc. (Nasdaq: PLAY) since 2006, and was its Chairman of the Board from 2017 until April 2021. Mr. King served as Dave & Buster’s Chief Executive Officer from September 2006 until August 2018, and from March 2006 until September 2006, Mr. King served as its Senior Vice President and Chief Financial Officer. From 1984 to 2006, he served in various capacities for Carlson Restaurants Worldwide Inc., a company that owns and operates casual dining restaurants worldwide, including Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer and President and Chief Operating Officer of International.

Directorships (within the past 5 years)

Dave & Buster’s Entertainment, Inc.

Skills and Qualifications

Mr. King has knowledge and experience as a chief executive of a publicly traded restaurant company as well as accounting and finance experience.

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Age 65 Director since August 2008 Committees None

Michael P. O’Donnell

Mr. O’Donnell, the Chairman of our Board of Directors, served as Executive Chairman of our Board from August 2018 until December 2020, was Chairman of the Board from October 2010 to August 2018, was a director and Chief Executive Officer from August 2008 to August 2018, and was President from August 2008 to July 2016. Mr. O’Donnell has spent more than 25 years in the restaurant industry, having been formerly the Chairman of the Board of Directors, President and Chief Executive Officer of Champps Entertainment, Inc. from March 2005 until the company was sold in 2007. Prior to that, Mr. O’Donnell served in several leadership positions in the restaurant industry, including President and Chief Executive Officer of New Business and President of Roy’s for Outback Steakhouse, Inc., President and Chief Operating Officer of Miller’s Ale House, Chairman, President and Chief Executive Officer of Ground Round Restaurants, Inc. and key operation positions with T.G.I. Friday’s and Pizza Hut.

Directorships (within the past 5 years)

Mr. O’Donnell currently serves as a director with Hickory Tavern and California Pizza Kitchen. During the previous five years, Mr. O’Donnell also served as a director of Logan’s Roadhouse and as a member of the Rollins College Board of Trustees.

Skills and Qualifications

In addition to his leadership skills, Mr. O’Donnell has extensive experience with other restaurant companies and is very knowledgeable of the restaurant industry.

Age 55 Director since August 2018 Committees • Audit • Compensation

Marie L. Perry

Independent Director

Ms. Perry is the Senior Vice President and Chief Financial Officer of Brink’s, U.S., and was Chief Financial Officer, Executive Vice President and Chief Administrative Officer of Jamba, Inc. (Nasdaq: JMBA) from August 2016 until September 2018 and served as its Executive Vice President, Finance, from May 2016 to August 2016. From 2003 to 2016, Ms. Perry held roles leading all aspects of the finance team at Brinker International, Inc. (NYSE: EAT) including having served as interim CFO during a 12-month period, and most recently, serving as Senior Vice President, Controller and Treasurer. Ms. Perry also held senior finance and accounting roles at American Airlines (Nasdaq: AAL) and KPMG LLP.

Directorships (within the past 5 years)

None

Skills and Qualifications

Ms. Perry has experience as a chief financial officer of a publicly traded restaurant company as well as accounting and finance experience.

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Age 55 Director since September 1999 Committees • Compensation (Chair) • Nominating & Corporate Governance

Robin P. Selati

Lead Independent Director

Mr. Selati has served as a member of our Board of Directors since September 1999, and served as Chairman of our Board of Directors from April 2005 to September 2006 and from April 2008 to October 2010. Mr. Selati is the President of Saxonwold Capital Inc. (a private investment vehicle) and a Senior Advisor of Madison Dearborn Partners, LLC (“Madison Dearborn”). He joined Madison Dearborn in 1993 and was a Managing Director through 2017. Before 1993, Mr. Selati was with Alex. Brown & Sons Incorporated.

Directorships (within the past 5 years)

Mr. Selati currently serves as a director of Redberry Group, Performance Health, and Blue Note Holdings, LLC. During the previous five years, Mr. Selati also served as a director for B.F. Bolthouse Holdco LLC, CDW Corporation (Nasdaq: CDW), Things Remembered, Inc., and The Yankee Candle Company, Inc.

Skills and Qualifications

Mr. Selati is very knowledgeable of the capital markets, public company strategies and executive compensation.

Communication with the Board of Directors

Our Board and management team value the opinions and feedback of our stockholders, and we engage with stockholders throughout the year on a variety of issues, including our corporate governance practices. Stockholders may send communications to the Company’s directors as a group or individually by writing to those individuals or the group: c/o the Corporate Secretary, 1030 W. Canton Avenue, Suite 100, Winter Park, Florida 32789. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of our Board or the business of the Company to the intended director(s). Examples of inappropriate communications include business solicitations, advertising and communications that are frivolous in nature, communications that relate to routine business matters (such as product inquiries, complaints or suggestions), or communications that raise grievances that are personal to the person submitting them. Upon request, any director may review any communication that is not forwarded to the directors pursuant to this policy.

Stockholder Nominations

Stockholders may recommend director candidates for our 2022 annual meeting for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name, qualifications for Board membership, confirmation of the person’s willingness to serve, and the information that would be required to be furnished if the stockholder were directly nominating such person for election to the Board (described below under “Procedure for Stockholder Nominations for Director”) and should be directed to the Corporate Secretary at the address of our principal executive offices set forth herein. The Nominating and Corporate Governance Committee recommends, and the Board selects, director candidates using the criteria and priorities established from time to time. The composition, skills and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board.

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A stockholder wishing to nominate their own candidate for election to our Board at our 2022 annual meeting must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary at our principal executive offices. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices no less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be so received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

To be in proper form, a stockholder’s notice must set forth:

(i)	as to each person whom the stockholder proposes to nominate for election as a director at such meeting,

•	the name, age, business address and residence of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and each proposed nominee; and

•

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and

(ii)	as to the stockholder or beneficial owner giving the notice,

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder;

•

a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	a description of any agreements or arrangements to mitigate loss, manage risk or benefit of share price changes or increase or decrease the voting power with respect to the Company’s stock;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in the notice; and

•

any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

The Company may require any proposed nominee to furnish such other information as listed in the Bylaws of the Company or as may be reasonably required to determine the eligibility of such proposed nominee to serve as a director or to determine independence. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected.

The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder Nomination for Director.” In accordance with our Bylaws, stockholder nominations that do not comply with the submission deadline are not required to be recognized by the presiding officer at the annual meeting. Timely nominations will be brought before the meeting but will not be part of the slate nominated by our Board of Directors and will not be included in our proxy materials.

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Board Tenure Policy

As an alternative to term limits, the Nominating and Corporate Governance Committee reviews the performance of each director in determining whether to nominate directors for re-election. The Board does not believe it is appropriate to establish term limits for its members because such limits may deprive the Company and the Board of the contribution of directors who have been able to develop, over time, valuable experience and insights into the Company.

Pursuant to the Company’s Corporate Governance Guidelines, adopted in October 2019, an individual who would be age 75 at the time of election shall not be nominated for initial election to the Board. However, the Nominating and Corporate Governance Committee may recommend and the Board may approve the nomination for re-election of a director who would be age 75 at the time of election, if, in light of all the circumstances, the Board determines, on the recommendation of the Nominating and Corporate Governance Committee, that it is in the best interests of the Company and its stockholders.

The Board’s Role and Responsibilities

Overview

The Company’s business is operated by its Team Members, managers and officers, under the direction of the Chief Executive Officer and the oversight of the Board. The Board is elected annually by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. The Board selects the Chief Executive Officer, acts as an advisor and counselor to senior management, and ultimately monitors the Company’s performance. Both the Board and management recognize that the long-term interests of the Company and its stockholders are advanced by the quality of the relationships we have with Our People – Guests, Team Members, Franchise Owners, Vendor Partners, Community and Investors.

Role in Risk Management

Our Board is actively involved in the oversight of risks that could affect the Company. Day-to-day risk management is the responsibility of management, which has implemented an Enterprise Risk Management process to identify, assess, manage, and monitor risks that our Company faces.

Our Board receives regular reports directly from officers responsible for oversight of particular risks within the Company. With respect to cybersecurity, the Board receives regular updates from management regarding the Company’s efforts to prevent information security incidents, detect unusual activity, and to be prepared to respond appropriately should an incident occur.

Our Board believes that our compensation policies and practices are reasonable and properly align our Team Members’ interests with those of our stockholders. Our Board believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers and other Team Members have their incentive compensation tied to earnings, rather than revenues, encourages actions that improve the Company’s profitability over the short and long term. Furthermore, our tenure-based and performance-based restricted stock plan further aligns the interests of our executive officers and other Team Members with the long-term interests of our stockholders. In addition, our Compensation Committee, and its external advisor, continues to review our compensation policies and practices to ensure that such policies and practices do not encourage our executive officers and other Team Members to take action that is likely to create a material adverse effect on the Company.

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Code of Conduct

The Company’s Team Members, officers and directors are required to abide by the Company’s Code of Conduct and Business Ethics (the “Code of Ethics”), which is intended to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of professional conduct, including, among other things, conflicts of interest, competition and fair dealing, corporate opportunities and the protection of confidential information, as well as strict compliance with all laws, regulations and rules. Any waiver or changes to the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by our Board and will be disclosed on our website within four business days. The full text of the Code of Ethics is published on the Investor Relations section of our website at www.rhgi.com.

Management Succession Planning

The Board is responsible for approving and maintaining a succession plan for the Chief Executive Officer and senior executives. To assist the Board, the Chief Executive Officer annually provides an assessment of senior officers and their potential to succeed her. The Chief Executive Officer also provides the Board with an assessment of persons considered potential successors for certain other key senior management positions. The Nominating and Corporate Governance Committee oversees the development and periodic update of appropriate processes to address emergency Chief Executive Officer succession planning in the event of extraordinary circumstances.

Board Structure

Board Leadership Structure

Our Board does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairperson of the Board or, if the roles are separate, whether the Chairperson should be selected from the non-employee directors or should be a Team Member. Our Board believes that it should have the flexibility to periodically determine the leadership structure that it believes is best for the Company.

During 2018, we completed a multi-year succession planning process which culminated in the election of Cheryl J. Henry to the Board of Directors and to the position of President and Chief Executive Officer. As part of this planned executive transition, the Board elected Michael P. O’Donnell to the position of Executive Chairman of the Company. In December 2020, as part of the long-term succession and retirement planning process, Mr. O’Donnell retired from the Company as Executive Chairman, and continues his leadership role as Chairman of the Board of Directors. Robin P. Selati continues to serve as our Lead Independent Director.

The Chairman of the Board and the Chief Executive Officer consult periodically with the Lead Independent Director on Board matters and on issues facing the Company. In addition, the Lead Independent Director serves as the principal liaison between the Chairman of the Board, the Chief Executive Officer and the independent directors and presides at executive sessions of non-management directors at regularly scheduled Board meetings. Our Board believes that these executive sessions are beneficial to the Company because they provide a forum where the independent directors can discuss issues without management present.

As part of the multi-year succession planning process, following the 2021 annual meeting of stockholders if Proposal 1 receives a majority of “Yes” votes, the Board of Directors intends for Ms. Henry to succeed Mr. O’Donnell as Chairperson of the Board. This historic change will make Ms. Henry the first Chairwoman of the Board of the Company since it went public in 2005.

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Director Independence

We believe that a substantial majority of the members of our Board should be independent non-employee directors. Six of our eight directors, namely Ms. Alvarez, Ms. Baglivo, Ms. Cooper, Mr. King, Ms. Perry, and Mr. Selati, qualify as “independent directors” in accordance with Nasdaq’s independence requirement. Although Mr. O’Donnell is no longer employed by the Company as Executive Chairman, he is not currently considered an independent director under Nasdaq’s independence rules because he was employed by the Company within the last three years. All of the members of our committees are independent in accordance with the applicable independence requirements for the committees on which they serve. All of the members of our Audit Committee have been determined to be financially literate and both Mr. King and Ms. Perry have been determined to be “Audit Committee Financial Experts.”

Executive Sessions

At the conclusion of each regularly scheduled Board meeting, the Board will meet in executive session without management present other than Ms. Henry. In addition, the six independent members of the Board meet in executive session alone, with no members of management present.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance Committee. Each of the committees is governed by a written charter, copies of which are available on the Investor Relations section of our website at www.rhgi.com. Each committee member satisfies the applicable independence requirements of the Nasdaq Global Select Market for the committees on which they serve. In addition, each Audit Committee member satisfies the current financial literacy requirements and independence requirements of the SEC, applicable to audit committee members.

Below is a table indicating committee membership and a description of each committee of the Board. Each Committee is responsible for reporting regularly on its activities to the full Board.

Committee Membership
Members	Audit	Compensation	Nominating & Corporate Governance
Robin P. Selati			○

Giannella Alvarez	○		○

Mary L. Baglivo		○	○

Carla R. Cooper		○

Stephen M. King

Marie L. Perry	○	○

Chair        ○  Member

Audit Committee

Current Members Stephen M. King (Chair) Giannella Alvarez Marie L. Perry

Roles and Responsibilities

•   Monitoring the integrity of financial statements and financial reporting process, disclosure controls and procedures, internal control over financial reporting, systems of internal accounting and financial controls, independent auditors’ qualifications and independence, performance of the independent auditors and internal audit function, and compliance with legal and regulatory requirements

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Audit Committee
Meetings in 2020 8 Financial Experts Stephen M. King Marie L. Perry

•   Selecting and overseeing independent auditors; reviewing and evaluating qualifications, performance and independence of independent auditors and lead partner; approving audit and non-audit services, including the overall scope of the audit; discussing annual audited financial and quarterly statements with management and the independent auditor, and other matters required to be communicated to our Audit Committee

•   Discussing earnings press releases, financial information and earnings guidance

•   Monitoring complaints through the ethics hotline and other established reporting channels

•   Reviewing related party transactions

•   Meeting separately, periodically, with management and the independent auditor

•   Reviewing audit firm’s annual report on internal quality control procedures and any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm

•   Setting clear hiring policies for employees or former employees of the independent auditors

•   Handling such other matters that are specifically delegated by our Board of Directors from time to time

Compensation Committee

Current Members Robin P. Selati (Chair) Mary L. Baglivo Carla R. Cooper Marie L. Perry Meetings in 2020 10

Roles and Responsibilities

•   Reviewing executive compensation principles and philosophy

•   Reviewing and approving the compensation of our directors, chief executive officer and other executive officers

•   Overseeing overall compensation and benefits programs and policies

•   Administering stock plans and other incentive compensation plans

•   Reviewing and approving employment contracts and other similar arrangements between us and our executive officers

•   Evaluating risks relating to employment policies and the Company’s compensation and benefits systems in order to make recommendations to our Board

•   Handling such other matters that are specifically delegated to our Compensation Committee by our Board of Directors from time to time

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee had a relationship with the Company that requires disclosure under Item 404 of Regulation S-K. During fiscal 2020, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other Committee serving an equivalent function, of any entity that has one or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company.

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Nominating & Corporate Governance Committee

Current Members Carla R. Cooper (Chair) Giannella Alvarez Mary L. Baglivo Robin P. Selati Meetings in 2020 3

Roles and Responsibilities

•   Evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees

•   Establishing a policy for considering stockholder nominees for election to our Board of Directors

•   Evaluating and recommending candidates for election to our Board of Directors

•   Evaluating and making recommendations to our Board of Directors regarding stockholder proposals

•   Overseeing our Board of Directors’ performance and self-evaluation process and developing continuing education programs for our directors

•   Reviewing and monitoring compliance with our ethics policies

Board Practices, Policies, and Processes

Board Meetings and Attendance

Our Board held twenty-four (24) meetings during fiscal 2020. Directors are expected to attend Board meetings and committee meetings for which they serve, and to spend the time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 95% of the aggregate number of meetings of our Board and our Board committees on which they served during the period.

The Company has no policy requiring directors and director nominees to attend its annual meeting of stockholders; however, all directors and director nominees are encouraged to attend. Mr. O’Donnell, our Chairman of the Board, represented our Board at the 2020 annual meeting of stockholders.

Board and Committee Performance Evaluation

Our Board expanded our evaluation process in 2018 to ensure it continued to be robust and vigorous. The Nominating and Corporate Governance Committee oversees the evaluation process and selected an external facilitator to assist with the process in both 2018 and 2019. In 2020, each Board member completed a written self-assessment regarding their experience on, and effectiveness and performance of, the Board of Directors and each Committee on which they served in 2020. Our Interim General Counsel reviewed, analyzed, and compiled the results of the written self-assessments, and presented a summary of the results on a “no names” basis to the Nominating and Corporate Governance Committee and the Board of Directors during executive sessions, and identified any themes or issues that emerged. The Board considered the results and identified ways in which Board processes and effectiveness may be enhanced.

Directors Orientation and Continuing Education

The Company has an orientation process to acquaint new directors with the strategic plans, business, industry environment, history, current circumstances, key priorities and issues and the top managers of the Company. Periodic briefing sessions are also provided to members of the Board on subjects that would assist them on discharging their duties. Directors are also encouraged to participate in external continuing education programs, as they or the Board determines is desirable or appropriate from time to time.

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Corporate Governance Guidelines

In October 2019, the Board adopted our Corporate Governance Guidelines, which are available at www.rhgi.com. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices and enhancing stockholder value.

Transactions with Related Persons

During fiscal 2020, the Company was not a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

As part of our quarterly internal certification of our financial statements, officers of the Company must either certify that they are not aware of any related party transactions or they must disclose any such transactions.

The Audit Committee is responsible for review, approval or ratification of “related-person transactions” between Ruth’s Hospitality Group, Inc. or its subsidiaries and related persons, in accordance with the terms of our written Related Party Transactions Policy. Under SEC rules, a related person is a director, officer, nominee for director or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. In the course of its review and approval or ratification of a related party transaction, the Audit Committee considers:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related party and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters that the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Director Compensation

Director Compensation for 2020

With respect to 2020 director compensation, in 2019, we reviewed market information provided by the independent compensation consultant related to director compensation, including competitive survey data, peer group proxy information and general industry practices. The review showed that while the equity component of our director compensation was generally competitive (just below market median), the cash levels were below market. This resulted in overall director compensation falling between the 25th and 50th percentiles of the market for a typical director.

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Based on these findings, in July 2019, the Board approved several changes to non-employee director compensation. The following table describes components of non-employee director compensation in effect as of July 2019:

Compensation Element	Current Director Compensation
Annual Retainer	$65,000 annual fee for service on the Board of Directors
Lead Independent Director Additional Annual Retainer	$25,000
Additional Annual Retainer for Committee Service	$9,000 for Audit Committee $7,500 for Compensation Committee $5,000 for Nominating & Corporate Governance Committee
Committee Chair Additional Annual Retainer	$15,000 for Audit Committee $10,000 for Compensation Committee $7,500 for Nominating & Corporate Governance Committee
Meeting Fees	None
Equity Award	Annual restricted stock unit grants equal to that number of shares with a value on the date of grant of 1.75 times the annual base cash retainer for service on the Board of Directors, with such grants vesting annually in equal installments over a three-year period, subject to continued service on the Board of Directors.

Cash fees are traditionally paid quarterly; as previously noted, the non-employee directors of the Company elected to suspend payment of the annual cash retainer fees for service on the Board during the second and third quarters of 2020. Although the Company resumed payment of director fees in the fourth quarter of 2020, the directors chose to forfeit repayment of their suspended fees from the prior two quarters to allow the Company to retain the additional cash for ongoing operations. Therefore, during fiscal 2020, cash fees were only paid to the non-employee directors in the first and fourth quarters. As a result of the Board’s decision to forego their fees for two quarters in fiscal year 2020, the non-employee directors of the Board collectively forfeited $260,375 in fees. We also reimburse all directors for reasonable out-of-pocket expenses that they incur in connection with their service as directors.

Directors who are also employees receive no compensation for serving as directors. Non-employee directors are not eligible to participate in the deferred compensation plan for executive officers but the Company has a deferred compensation plan for non-employee directors. Information regarding Mr. O’Donnell and Ms. Henry’s compensation is reflected in the tables beginning on page 44 under “Executive Compensation Tables.”

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Director Compensation Table

The following table summarizes the compensation paid to the non-employee directors of the Company in 2020:

Name	Fees Earned or Paid in Cash		Restricted Stock Unit Awards(1)	All Other Compensation(2)	Total
Giannella Alvarez	$79,000	(3)	$113,747	$2,122	$194,869
Mary Baglivo	$77,500	(3)	$113,747	$2,076	$193,323
Carla R. Cooper	$85,000	(3)	$113,747	$2,108	$200,855
Stephen M. King	$89,000	(3)	$113,747	$1,864	$204,612
Marie L. Perry	$77,750	(3)	$113,747	$1,629	$193,126
Robin P. Selati	$112,500	(3)	$113,747	$2,108	$228,355

(1)

The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except that in accordance with SEC rules, the amounts do not reflect an estimate for forfeitures related to service-based vesting conditions.

(2)	All other compensation includes dividends earned on unvested restricted stock units.
(3)

The following amounts were earned, but not paid, to each non-employee director because they chose to forego such earned payments due to the global pandemic: Ms. Alvarez: $39,500; Ms. Baglivo: $38,750; Ms. Cooper: $42,500; Mr. King: $44,500; Ms. Perry: $38,875; and Mr. Selati: $56,250.

ADDITIONAL INFORMATION WITH RESPECT TO DIRECTOR EQUITY AWARDS

The following table summarizes the outstanding equity awards held by our non-employee directors as of the end of fiscal 2020:

	Stock Awards(1)
Name	Number of Shares of Restricted Stock and Restricted Stock Units that have not Vested (#)	Market Value of Shares of Restricted Stock and Restricted Stock Units that have not Vested ($)
Giannella Alvarez	10,201	$175,559
Mary Baglivo	9,997	$172,048
Carla R. Cooper	9,779	$168,297
Stephen M. King	10,201	$175,559
Marie L. Perry	9,039	$155,561
Robin P. Selati	9,779	$168,297

(1)

Represents restricted stock or restricted stock units granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan or the 2018 Omnibus Incentive Plan. Market value calculated based on the closing price of the last business day in the fiscal year ending on December 27, 2020 of $17.21. These shares of restricted stock or restricted stock units vest annually in equal installments over a three-year period beginning on the date of grant.

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Stock Ownership Guidelines for Non-Employee Directors

Each non-employee director is required to own common stock of the Company equal in value to two times their base annual retainer for service on our Board. For purposes of our non-employee director stock ownership guidelines, a director’s “annual retainer” excludes any retainer for serving as a member or as a chair of any Board committees and any meeting fees. Shares subject to stock options and unvested or unearned performance shares will not count toward the minimum ownership requirement. Restricted stock and restricted stock units (whether or not vested) will count toward the minimum ownership requirement. Non-employee directors have three years to achieve their targeted level. All non-employee directors satisfied our stock ownership guidelines as of the end of fiscal 2020.

Anti-Hedging and Pledging Policy

Our insider trading policy prohibits our directors, Named Executive Officers, other elected and appointed officers, designated Team Members who are subject to specific preclearance procedures under the Company’s insider trading policy, and any other Team Members who receive performance-based compensation, from engaging in hedging, pledging or other specified transactions. Specifically, this policy prohibits such persons from: engaging in hedging or derivative transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds or other similar or related transactions; trading in puts, calls, options, warrants or other similar derivative instruments involving Company securities; or engaging in short sales of Company securities.

None of the shares of Company stock held by our executive officers or directors are pledged or subject to any hedging transaction.

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ESG Program and Policies

At Ruth’s Chris, we believe in doing well by doing good. The experiences of 2020 underscored the importance of coming together as good corporate citizens to address the important issues in our country, our communities, and for Our People. One of the key issues the Company plans to address over the next five years is what we can do to operate our business in a way that respects our planet and aims to reduce our impact on the environment. The Company has undertaken an initiative to integrate its ESG strategy with its corporate strategy to deliver strong business outcomes and stockholder returns over the long term. In the coming months, we will develop this five year plan by working with all of the departments in our organization to identify ways we can improve environmental efficiencies, reduce our impact on natural resources, and set rigorous sustainability goals that will enhance our business. As we develop this five year plan, we are evaluating material sustainability factors in accordance with the recommendations of Sustainability Accounting Standards Board (“SASB”), ESG materiality framework for Restaurants, and the Task Force on Climate-Related Financial Disclosures (“TCFD”). We will present our proposed five year plan to our Board of Directors for their review, input, and approval, which will allow management to avail themselves of the Board’s experience and input, as well as hold ourselves accountable to the Board and our stockholders’ interests on environmental, social and governance issues.

Environmental Initiatives

The environmental initiatives to be included in our five year plan will expand on the initiatives we have already implemented over the past several years. We recognize that our stockholders and stakeholders want to know what we are already doing to “do good.” The following are some examples of our already-implemented initiatives that seek to reduce our environmental footprint and impact:

•	We have strict standards in place for the suppliers from whom we purchase products, including:

•	We require animal welfare/humane treatment certification from our meat and poultry suppliers;

•	For our seafood suppliers, we require a letter certifying material sourcing and manufacturing is in compliance with labor laws and best practices; and

•	We use multiple independent third-party auditors to ensure specification and food safety compliance;

•	We implemented a green initiative for new construction and building operations in our restaurants, which include:

•	Installation of LED lighting in our restaurants;

•	Installation of control systems for the lighting and HVAC systems for both monitoring and energy management purposes;

•	Installation of automatic sensors on key restaurant equipment for energy management; and

•	Ensuring that our restaurant equipment is energy efficient;

•	We locally source produce for our restaurants whenever possible;

•	We recycle in all of our restaurants;

•

We currently use packaging for our takeout orders that is reusable and/or recyclable and we are in discussions with packaging suppliers to source potential packaging that is both recyclable and compostable;

•	We purchase our beef, chicken, and seafood from suppliers that have made commitments to sustainability, including:

•	Commitments to ensure the health, safety, and well-being of animals in the supply chain, including enhanced animal welfare policies;

•	Increased reliance on renewable energy, including solar installations to generate on-site electricity;

•	Issuing of sustainability bonds to fund environmental and other ESG-based programs;

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•	Conversion of shipping supplies to unbleached, recycled cardboard to reduce the carbon footprint of packaging;

•	“Green routing” of shipping fleets to minimize the number of miles and stops in the delivery process;

•	Programs to address the well-being of fisherman and their families;

•	Purchasing ahi tuna that is wild caught and harvested from sources that are managed to promote healthy fish stocks for future generations;

•	Purchasing shrimp that are caught or farmed in ways that consider the long-term viability of harvested populations as well as the ocean’s health and ecological integrity;

•	Purchasing salmon rated Green/Best Choice by a leading environmental consumer guide on sustainable seafood; and

•	Purchasing Chilean sea bass from fisheries certified by the Coalition of Legal Toothfish Operators (“COLTO”);

•	Although we are best known for our USDA Prime cuts of steak, 75% of our main dining room menu items are non-beef items, and 29% of our menu meets vegetarian requirements; and

•	We have dedicated specialty diet menus available for all Guests, including a vegetarian menu to provide plant-focused options to our Guests.

While the above do not include all of our current environmental initiatives, they lay the groundwork for our present and future commitment to sustainability.

Social Initiatives

One of the key components of our ESG initiatives include our emphasis on our Team Members (human capital management) and our safety standards for our Team Members and Guests.

Our approach to human capital is defined by our strong culture of taking care of people, which is codified in The Sizzle – our guiding standards that describe the quality of the personal relationships and warm connections we have with all of Our People – Guests, Team Members, Franchise Owners, Vendor Partners, Community and Investors. At its core, The Sizzle means that we strive to take care of Our People.

We believe that providing competitive benefits to our Team Members is integral to ensuring we achieve our goal of attracting and retaining the best team in the industry. As such, we offer our Team Members competitive pay and health care benefits. Hourly Team Members are eligible for health care and vacation benefits after one year of service if they average 24 hours of work and receive company-paid life insurance when meeting the same criteria. As part of our commitment to our Team Members’ health and well-being during the global pandemic, the Company paid both the Employer and Team Member portions of health care premiums for enrolled furloughed Team Members while their restaurants were closed or operating take out only through the third quarter of 2020.

Our diverse team reflects our commitment to attracting, retaining, and developing a workforce that reflects the communities in which we live and work. Across the company, approximately 59% of our Team Members are racially or ethnically diverse and 33% identify as women. Following in the path of the Company’s founder and trailblazing woman entrepreneur, Ruth Fertel, our President and Chief Executive Officer is a woman and 63% of our Board is comprised of women directors. In addition to having industry-leading gender diversity on our Board, one-third of our non-employee directors self-identify as African-American or Hispanic. Consistent with our commitment to diversity, we hired a Director of Diversity and Inclusion in November of 2020.

Our commitment to our Team Members does not stop with providing competitive pay and benefits. In 2005, following the impact of Hurricane Katrina, we created the RUTH’s Fund to support our Team Members experiencing hardship. The Fund is supported primarily by Home Office and Field Team Member contributions and over the course of 2020 paid out $645,000 in grants, benefiting over 600 of our Team Members who applied for support.

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Our COVID-19 Response

The COVID-19 pandemic provided us with the opportunity to reinforce our commitment to the health and safety of Our People. A sample of additional steps we took throughout the pandemic in fiscal 2020 to keep our Team Members and Guests safe include: increased sanitation processes, enhanced COVID-19 safety training and certification of our hourly and management teams, voluntary maintenance of capacity restrictions in select markets to protect our Team Members and Guests, inclusion of COVID-19 safety questions in our Guest feedback surveys, and continued daily health screenings of all restaurant Team Members. The impact of this increased vigilance was an average weekly exclusion rate (the number of Team Members excluded from work/the total number of Team Members working) of less than 1% over Q3 and Q4 of 2020.

In addition to taking care of our Team Members and Guests, 2020 gave us renewed opportunities to work with our franchisees to ensure they were supported to address the difficulties of the global pandemic. With the onset of COVID-19, management met bi-weekly with our franchise-owned locations to share the Company’s best practices in addressing the pandemic’s impacts. Through the initial months of the COVID-19 impact, the Company assisted franchisees through a combination of royalty relief programs, including deferred royalties with repayment six months after reopening their dining rooms and royalty forgiveness for off-premises sales.

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EXECUTIVE COMPENSATION

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

✓ Your Board of Directors recommends a vote FOR the approval of Named Executive Officer compensation

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation” of this proxy statement, who we refer to as our “Named Executive Officers.” While this vote, known as a say-on-pay vote, is non-binding, the Company values the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions.

Stockholder Engagement

At our 2017 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding say-on-pay vote on an annual basis. In light of those results, our Board determined that the Company would continue to hold a non-binding advisory vote on executive compensation on an annual basis. The next required non-binding advisory vote regarding the frequency of this agenda item will be held at our 2023 annual meeting of stockholders.

At the 2020 annual meeting, 89% of the votes cast supported the advisory proposal on executive compensation. This level of support for our executive compensation program, following a formal stockholder outreach initiative in 2019 and 2020 to better understand stockholders’ key concerns with our executive compensation program, was encouraging. Following the positive say on pay vote in 2020, we continued our stockholder outreach initiative in 2020. Between September and December 2020, we invited our largest stockholders, representing over 50% of the Company’s outstanding common stock, to participate in discussions regarding executive compensation, corporate governance, or any other topics of interest. We ultimately had discussions with stockholders who held approximately 40% of the outstanding common stock. Our Executive Chairman and our Chief People Officer participated in all of the discussions with the stockholders who accepted our invitation to engage in mid- to late-2020. We discussed how our executive compensation programs directly tie into the history of the Company, our succession planning process and our current business strategy, and addressed the ways in which the Company was balancing stockholder interests with our compensation strategy in the midst of the global pandemic. We also solicited stockholder views on the Company’s compensation philosophy and program design.

Compensation Program & Design

In considering the Company’s executive compensation programs, we urge you to carefully consider the information included in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis,” which describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the fiscal year ended December 27, 2020.

The Board believes that the executive compensation as disclosed in the Compensation and Disclosure Analysis, the accompanying tables and other disclosures in this proxy statement is consistent with our pay-for-performance compensation philosophy and aligns with the pay practices of our executive compensation peer group. Further, the Board believes that the Company’s commitment to linking compensation and the achievement of our near-and long-term business goals has helped drive our performance over time, without encouraging excessive risk-taking by management.

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For the reasons described above, as discussed more fully in the Compensation and Disclosure Analysis, the Board of Directors recommends that stockholders vote to approve the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

Effect of Proposal

As an advisory vote, this proposal is not binding; however, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Executive Officers

Our executive officers are:

Name	Age	Position
Cheryl J. Henry	47	President and Chief Executive Officer
Kristy Chipman	49	Executive Vice President and Chief Financial Officer
Susan L. Mirdamadi	58	Executive Vice President and Chief Administrative Officer
Marcy N. Lynch	52	Senior Vice President, General Counsel, and Corporate Secretary
David E. Hyatt	58	Senior Vice President and Chief People Officer

For information with respect to Cheryl J. Henry, please see the information about the members of our Board of Directors on page 13.

Ms. Chipman has served as Executive Vice President and Chief Financial Officer since November 2020. Previously, Ms. Chipman served as Chief Financial Officer for Orangetheory Fitness, where she led the modernization in the finance and accounting team of the high-growth global fitness franchise with over 1,300 studios located throughout the US and internationally. Before joining Orangetheory, she was the Vice President of Finance and Treasurer at Domino’s Pizza, Inc., where she led the international finance, information technology finance and treasury teams, along with developing a finance transformation strategy. Prior to Domino’s, she held various finance leadership positions at McDonald’s Corporation, most recently as a Senior Finance Director, Corporate Controller Group. During her tenure, she was responsible for developing plan targets for income, capital and G&A, and providing analysis to top management on business strategies.

Ms. Mirdamadi has served as our Executive Vice President and Chief Administrative Officer since October 2018. Prior to that, she was Senior Vice President and Chief Services Officer from June 2017 until October 2018. She joined Ruth’s Hospitality Group in June 2012 as Chief Information Officer. Prior to that, she held various Operations and IT leadership positions at Denny’s Corporation (Nasdaq: DENN) from 2000 until 2012, including Vice President, Operations Services and Chief Information Officer.

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Ms. Lynch has served as Senior Vice President, General Counsel and Corporate Secretary since December 2020 and was Interim General Counsel from September 2020 until December 2020. Prior to that, she was at Boies Schiller Flexner LLP for 23 years, from 1997 until 2020, where she served as a litigator and strategic advisor to prominent clients on a wide range of issues related to antitrust, employment law, securities law, and general commercial litigation. From 1995 to 1997, she was an Associate at Hertz, Schram & Saretsky P.C. From 1994 until 1995, she was in-house counsel at Prudential Securities Incorporated.

Mr. Hyatt has served as Senior Vice President and Chief People Officer since June 2019. Prior to that, he was Managing Director, Colorado Campus at the Center for Creative Leadership from 2016 to 2019. From 2010 until 2016, Mr. Hyatt was President of ON, Inc., a consulting firm focused on leadership development and organizational culture. Mr. Hyatt also held various positions from 1998 to 2010, including as President at Corvirtus, an HR consultancy focused on hiring, development and retention through assessments, performance development tools and Team Member experience surveys. From 1994 to 1998, he was in consulting roles with National Computer Systems and from 1990 to 1994 he was an Assistant Professor at the University of Wisconsin, Oshkosh.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:

Robin P. Selati, Chairman

Mary L. Baglivo

Carla R. Cooper

Marie L. Perry

Compensation Discussion & Analysis

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. This discussion addresses the compensation program in place for fiscal year 2020 for our Named Executive Officers, including our Chief Executive Officer, our current and former Chief Financial Officer, and our other Named Executive Officers.

For 2020, our Named Executive Officers were:

•	Cheryl J. Henry, our President & Chief Executive Officer;

•	Kristy Chipman, our Executive Vice President and Chief Financial Officer;

•	Arne G. Haak, our former Executive Vice President and Chief Financial Officer;

•	Susan L. Mirdamadi, our Executive Vice President and Chief Administrative Officer;

•	Marcy Norwood Lynch, our Senior Vice President, General Counsel, and Corporate Secretary;

•	David E. Hyatt, our Senior Vice President and Chief People Officer; and

•	Michael P. O’Donnell, our former Executive Chairman.

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Executive Overview

Highlights of 2020

Fiscal year 2020 has proven to be a uniquely challenging year for all our Team Members. The Board and management team focused on responding appropriately to the business, Team Member and Guest well-being impacts of the pandemic, while maintaining our philosophy of pay-for-performance in the midst of significant and unprecedented challenges.

•   Proactively addressed Team Member and guest safety by instituting Team Member screenings for all shifts, provisioning masks for all staff, implementing mask protocols and sanitation stations throughout restaurants, conducting enhanced cleaning, food safety standards and health and safety training, reconfiguring floor plans for improved distancing, and developing new booking strategies to meet capacity regulations

• Launched a system-wide online ordering platform to enhance our established Ruth’s Anywhere program along with quick expansion to multiple delivery partners
• Developed touchless delivery and a simplified, digital and contactless menu

•   Comparable restaurant sales for Company-owned restaurants decreased by 40% as compared to 2019, including a 36.1% decrease in traffic counts due to the global pandemic crisis, lockdowns, and restrictions on restaurant capacity

• Share price rose to $17.21 by the fiscal year end, after a low of $2.32 in March 2020

•   Credit Agreement amended and increased, with revolver fully drawn down in March 2020, adding an additional $55 million to the balance sheet; Credit Facility amended and drawn down at the end of March 2020, adding an additional $30 million to the balance sheet

• Financial guidance withdrawn in March 2020 for duration of fiscal year
• Additional Credit Agreement amendments in May and October 2020 and stock issuance in May 2020, to provide maximum financial flexibility and debt pay down

•   CEO, Executive Chairman and CFO reduced base salaries by 50%, other NEOs by 25% and non-furloughed Team Members by 10-30% for five months, which were repaid in October 2020, while non-employee directors chose to forego payment of cash retainers from March through Q3

•   Shutdown or curtailed operations of all restaurants in March 2020, with 91% open by fiscal year end with a mix of indoor, outdoor or solely to-go and delivery options depending on state and local guidance

•   Follow best-practices that promote good governance and serve the interests of stockholders, including policies on anti-pledging, anti-hedging, insider trading, stock ownership guidelines, no option repricing or gross-ups, and practices such as maximum caps on our short- and long-term incentive plans, 2-6 year vesting periods and no guaranteed base salary increases

• Stockholders vote on say-on-pay on an annual basis, with a proven track record of investor support of executive compensation plans

•   Pay programs are designed to substantially tie our executives’ compensation with our key business objectives and our stockholder returns while motivating and retaining executives critical to our future success and long-term performance

• Provide incentive opportunities to our Field Leaders and Home Office Team Members to retain, motivate and create a sense of belonging
• Significant portion of our executives’ compensation at-risk, with 44% of our CEO’s compensation and 52% of our other NEO’s compensation tied to long-term incentive plans
• Pay levels are set commensurate with performance to attract and retain high quality executive talent, with our total pay aligning with our peer median for nationwide restaurant companies
• Compensation Committee engages an independent compensation consultant to advise on internal pay equity for executives, pay-for-performance alignment and external market data, including peer analyses

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• Base salaries reflect each NEO’s role, responsibility, experience, individual performance and market conditions, without automatic or guaranteed increases
• Base salaries have remained unchanged since 2019 except for promotion-related adjustments

•   Bonuses were paid out at 65% of bonus potential to NEOs and our Home Office Team Members on a discretionary basis in recognition of their superior performance and collaboration, including significant measures to enhance the Company’s financial flexibility and increase available liquidity, supply chain management, restaurant redesigns and operation enhancements, health and safety protocol development, training and enforcement, continued guest satisfaction, and many other challenges they confronted during the COVID-19 crisis, which crisis resulted in a lower EBITDA performance as compared to 2019

•   Long-term performance-based equity incentives tied to adjusted EBITDA and adjusted EPS were not awarded to our NEOs for fiscal year 2020 as a result of our financial performance during the COVID-19 pandemic

• The Company was resilient and adapted to the changing business environment as a result of the COVID-19 pandemic to protect long-term stockholder value
• Due to the management team’s outstanding execution of strategy, RUTH stock is trading above pre-pandemic levels although COVID-19 restrictions on operations have not fully lifted
• Our 2020 incentive payouts were aligned with Company performance and emphasized incentives to achieve our strategic goals over the long-term

•   Our executive leadership team and Board took appropriate action to reduce cost measures through base salary reductions, forfeiture of long-term performance based awards, and below target payout of annual cash bonuses

•   We committed to pay programs that motivate and retain a high-quality management team to keep intact the current leadership team to focus on the Company’s strategy execution and navigate through the challenging COVID-19 conditions to continue to deliver stockholder value

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Compensation Objectives and Program Structure

The overall philosophy of our compensation programs is to create value for our stockholders by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings and performance as compared to our annual operating plan and industry competitors, the achievement of longer-term strategic goals and objectives and specific individual performance. Accordingly, our executive compensation program has been designed to achieve the following objectives:

•	reinforce a results-oriented management culture with total executive compensation that varies according to performance;

•	focus executive officers on both annual and long-term business results with the goal of enhancing stockholder value;

•	align the interests of our executives and stockholders; and

•	provide executive compensation packages that attract, retain and motivate individuals of the highest qualifications, experience and ability.

Our executive compensation program is generally designed to be similar to the programs that are offered at nationwide restaurant companies comparable to us. We attempt to set our target total compensation opportunities generally consistent with the median level because of the desire to attract and retain top-level executives in the market in which we operate and compete for talent and because we believe that compensation should only exceed the market median when performance exceeds our targets. We believe that this benchmarking process is an important part of our Compensation Committee’s decision-making process.

Compensation Elements

The components of our compensation program include:

Short-Term Compensation		Long-Term Compensation	Total Indirect Compensation
Base Salary	Performance-Based Cash Bonuses	Long-Term Incentive Awards	Other Compensation and Benefits
Fixed cash component	Cash bonus based on personal and company performance (subject to meeting minimum adjusted EBITDA level for the year) Metrics: personal goals and adjusted EBITDA	Annual restricted stock awards and long-term retention-based restricted stock vesting over multiple years Metrics: tenure/retention requirements, prior year adjusted EBITDA and adjusted EPS	Modest perquisites and Team Member benefits generally available to all Team Members, including automobile allowances, medical benefit plans, life and accidental death and dismemberment insurance, long-term disability plans, 401(k) matching, non-qualified deferred compensation plan (Team Member contributions only), and additional benefits payable upon a change in control

The total compensation program for the Named Executive Officers includes base salary, performance-based cash incentive compensation under our Bonus Plan, long-term equity incentive compensation benefits, and modest perquisites.

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Our Compensation Committee is focused on providing a total compensation package that is performance-based, and utilizes short- and long-term incentives. We allocate a substantial portion of the total annual compensation paid to the Named Executive Officers to variable compensation, including bonus opportunities and equity incentive awards. We believe that equity incentive awards are an important part of the compensation package because they incent the management team to think of the business from a long-term perspective similar to that of an owner.

Incentive Compensation Metrics

To align compensation with our business strategy of creating value for our stockholders, we historically have used adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, adjusted for store closures and the impact of unbudgeted mid-year executive compensation changes) and adjusted EPS (earnings per diluted share, excluding the impact of store closures, non-recurring tax items and the impact of unbudgeted mid-year executive compensation changes) as the metrics for our long-term incentive awards and adjusted EBITDA for our performance-based annual cash bonuses. We believe that adjusted EBITDA tends to provide a true measure of profitability by aligning incentives with stockholder value and that adjusted EPS tends to represent sustained value for stockholders. Some of the key drivers that affect adjusted EBITDA and adjusted EPS are as follows:

Adjusted EBITDA	Adjusted EPS
• Revenues • Restaurant Sales • Franchise Income • Other • Operating costs and expenses	• Revenues • Restaurant Sales • Franchise Income • Other • Operating costs and expenses • Interest, tax, depreciation and amortization expense

Provided that the minimum pre-determined adjusted EBITDA and adjusted EPS levels are achieved for the year, then we also evaluate individual contributions and accomplishments for determining incentive compensation. This may include (depending on the executive) same store sales, entrée count, traffic, development of additional operating units, addition of operating weeks, increase in check average, completion of acquisitions or transactions, settlement of litigation, risk management, brand protection initiatives, and management of third-party vendor costs.

Process for Setting Compensation

Our Compensation Committee sets the pay range and specific components of the total compensation package for each of our Named Executive Officers. In establishing the compensation for the Named Executive Officers, the Compensation Committee consults with its independent compensation consultant and also considers the recommendation of the Chief Executive Officer, with the exception of her own compensation, which is determined solely by the Compensation Committee with advice from its independent consultant. Any salary increase or other adjustment is approved by our Compensation Committee.

Our Compensation Committee considers Company performance, both operational and financial, in determining compensation. In connection with its compensation review, our Compensation Committee engages Willis Towers Watson to review and evaluate our compensation objectives and program structure relative to the marketplace. In 2020, the Company also engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to evaluate the Company’s compensation structure in light of the unique circumstances resulting from the global COVID-19 pandemic.

The Compensation Committee also engaged Willis Towers Watson to update the Company’s executive compensation peer group in 2019. The Compensation Committee considers the peer group data when benchmarking executive compensation but also takes into consideration that the Company is an industry leader in

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fine dining. Although our revenues and market capitalization are in line with many peers, our margins, return on invested capital and sales growth differentiate us from most of our peers. The Compensation Committee exercises its independent judgement to account for differences between the Company and the peer group in terms of ownership structure, dining industry segment, size and complexity of operations, sourcing pool for executive talent and other differentiators. The peer group includes:

• BJ’s Restaurants, Inc.	• Cracker Barrel Old Country Store, Inc.	• Jack In The Box, Inc.

• Bloomin’ Brands, Inc.	• Dave & Buster’s Entertainment, Inc.	• Potbelly Corporation

• Brinker International, Inc.	• Denny’s Corporation	• Red Robin Gourmet Burgers Inc.

• Cheesecake Factory Incorporated	• El Pollo Loco Holdings, Inc.	• Shake Shack Inc.

• Chuy’s Holdings, Inc.	• Fiesta Restaurant Group, Inc.	• Texas Roadhouse Inc.

Willis Towers Watson continues to serve as an independent compensation consultant to our Compensation Committee. Our Compensation Committee has assessed the independence of Willis Towers Watson and has concluded that no conflict of interest has existed during Willis Towers Watson’s engagement that would prevent Willis Towers Watson from serving as an independent compensation consultant to our Compensation Committee. Our Compensation Committee considers the following factors in determining that its compensation consultant is independent: SEC rules regarding compensation consultant independence, including the amount of fees paid by us as a percentage of the consulting firm’s total revenue, conflict of interest policies of the consulting firm, and business or personal relationships between the consulting firm and the members of our Compensation Committee or our executive officers.

2020 Compensation Considerations

In approving compensation decisions with respect to 2020, our Compensation Committee considered a variety of factors, including the Company’s operational and financial performance in light of the impact of the global pandemic on restaurant and Company operations, the management team’s significant work in addressing, managing, and implementing changes in response to the unique circumstances the Company faced in 2020, and the total return to stockholders, as measured by the stock price at the end of the fiscal year as compared to the price at the height of the pandemic.

In fiscal 2020, our performance goals for the Bonus Plan were based on adjusted EBITDA targets and performance versus the prior year’s adjusted EBITDA. Additionally, our performance goals for long-term incentive awards of restricted stock for prior-year performance were based on adjusted EBITDA and adjusted EPS. We believe that adjusted EBITDA tends to provide a true measure of profitability by aligning incentives with stockholder value. We believe that adjusted EPS tends to represent sustained value for stockholders. In the future, we may consider using other performance goals for our Bonus Plan and long-term incentive awards. For the new on-boarding grants of market stock units (“MSUs”) to Ms. Chipman and Ms. Lynch, the amount of MSUs that ultimately vest depend upon our future stock performance relative to our stock price performance goals.

The equity component of executive officers’ compensation, in the form of restricted stock and MSUs, is designed to reward stock price improvement over the grant-date stock price, which aligns their interests with our stockholders and reinforces our results-oriented management culture for both annual and long-term business results.

Our financial performance was substantially impacted as result of the COVID-19 pandemic, which would have resulted in no bonus payouts for our Home Office Team Members, including the management team. In recognition of the significant work performed by our Team Members to address the impacts of the COVID-19 pandemic, the Compensation Committee deemed it relevant and appropriate to award bonuses at 65% of target. This decision was made in consideration of the multiple challenges our management and Home Office Team Members managed

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throughout the year, which is discussed in greater detail in the “Bonuses” section below. Additionally, the management team was not awarded any performance-based equity awards as a result of the missed financial targets for EBITDA and EPS during fiscal year 2020, which accounted for half of the 2020 long-term incentive plan.

Total direct compensation (cash compensation and equity compensation) mix for fiscal year 2020 was allocated as follows for our CEO and our other Named Executive Officers:

Two of our Named Executive Officers were hired in 2020 and received long-term incentive awards on their dates of hire (comprised of a mix of restricted stock awards that vest over a four-year period and MSUs that vest over time based upon the performance of the Company’s common stock). Those on-boarding grants of long-term equity awards, combined with lower relative salary payments for the new executive officers because they were hired in November and December 2020, impacted the aggregate compensation mix for the other Named Executive Officers for fiscal 2020.

Consistent with the executive compensation principles described above, Ms. Henry’s salary and short- and long-term incentive compensation for fiscal 2020 was as follows:

•	Base salary of $750,000;

•	The target bonus opportunity under the Bonus Plan was set at 130% of base salary; the actual 2020 award under the Bonus Plan was $633,750 (65% of target award); and

•

The 2019 annual long-term incentives were granted in February 2020 in restricted stock awards and long-term retention-based restricted stock awards with a grant date fair value of $1,096,972. These February 2020 stock grants were awarded for performance in fiscal year 2019.

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Ms. Henry’s 2020 total direct compensation mix is in line with that of our other Named Executive Officers. This compensation mix is intended to retain her and motivate her to lead the Company to produce long-term, sustained financial growth.

The compensation mix for our other Named Executive Officers for fiscal 2020 is illustrated as follows:

Base Salary

Base salary is established based on the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the base salaries of the executive officers, a number of factors are considered, including the individual’s duties and responsibilities, the individual’s experience, the ability to replace the individual, market data on similar positions with competitive companies, and information derived from our directors’ experience at other companies. We seek to provide base salaries that are competitive with the marketplace and allow us to attract and retain executive talent.

During the second and third quarters of 2020, because of the effects of the worldwide pandemic on Company operations, Ms. Henry, Mr. O’Donnell, Mr. Haak, Ms. Mirdamadi, and Mr. Hyatt elected to reduce their 2020 base salaries. Neither Ms. Chipman nor Ms. Lynch were employed by the Company during this base salary reduction period. The Board reinstated and repaid these reduced salaries to the affected NEOs in the fourth quarter.

Long-Term Incentive Awards

The Company’s equity programs are designed to encourage creation of long-term value for our stockholders, Team Member retention, and stock ownership. The programs currently consist primarily of annual restricted stock awards and long-term retention-based restricted stock awards. Our equity incentive programs are intended to promote a long-term focus on results and to align Team Member and stockholder interests.

Our process for annual equity grants was based on the recommendation of our Compensation Committee’s independent compensation consultant, Willis Towers Watson. Each of the Company’s executive officers and key Team Members may receive an annual equity award under the Company’s equity incentive plan. The annual award generally consists of restricted stock with a value that is equal to, at grant, a multiple of base salary that is consistent with the median long-term incentive plan practices of peer companies. Half of the potential restricted stock award is based on tenure, and half of the potential restricted stock award is based on prior year performance, and may have a value that is less than or greater than the targeted multiple of base salary, depending on our performance in the prior year. The Compensation Committee evaluates our prior year

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performance, and makes the annual awards of restricted stock, in February or March following the fiscal year to which the performance relates. The tenure-based restricted stock will vest in equal annual installments over the three years following the grant date, subject to continued service as a Team Member and certain other conditions. The restricted stock for prior year performance will vest on the second anniversary of the grant date, subject to continued service as a Team Member and certain other conditions.

For awards granted in February 2020 and awards granted in February 2021, the target values of the restricted stock awards were based on the below multiples of the Named Executive Officers’ respective salaries. The actual amount received, subject to approval by the Compensation Committee, has historically been equal to the below multiples times a multiple for tenure and a performance multiple for adjusted EBITDA and adjusted EPS. If the Company does not achieve adjusted EBITDA or adjusted EPS at or above the level of the prior fiscal year, then only the tenure grant is awarded but no restricted stock is earned for the performance component, which results in total compensation below the median level. If performance exceeds the prior year but does not reach the target level, then the number of shares awarded in respect of performance will be reduced and total compensation will also fall below the applicable market median.

			Multiple of Base Salary
Name	FY19 Salary	FY20 Salary	Tenure Award	Target Performance Award Based on Adjusted EBITDA	Target Performance Award Based on Adjusted EPS
Cheryl J. Henry	$750,000	$750,000	1.000x	0.500x	0.500x
Michael P. O’Donnell(1)	$500,000	$500,000	1.000x	0.500x	0.500x
Arne G. Haak	$375,000	$375,000	0.500x	0.250x	0.250x
Kristy Chipman(2)	N/A	$420,000	0.500x	0.250x	0.250x
Susan L. Mirdamadi	$340,000	$340,000	0.500x	0.250x	0.250x
Marcy N. Lynch(2)	N/A	$320,000	0.400x	0.200x	0.200x
David Hyatt(2)	N/A	$285,000	0.300x	0.150x	0.150x

(1)	Pursuant to his Retirement, Transition and Release of Claims Agreement (“Retirement Agreement”), Mr. O’Donnell did not receive long-term incentive awards or a bonus for fiscal year 2020.
(2)	Ms. Chipman, Ms. Lynch, and Mr. Hyatt were not Named Executive Officers in 2019.

Consistent with the above, our Board generally grants annual restricted stock awards to the Named Executive Officers in February or March of each year, taking into account the Compensation Committee’s policy and, with respect to the restricted stock for prior year performance, adjusted EBITDA and adjusted EPS for the prior fiscal year. When performance exceeds performance in the prior year, the performance multiple is equal to 100% times a percentage equal to the actual amount of growth over the prior year divided by the target growth amount. When the target is exceeded, the performance multiple is equal to 125% times a percentage equal to actual performance divided by target performance. To illustrate, if the Company’s actual adjusted EBITDA is 110% of the target amount, then a performance multiple equal to 137.5% (125% times 110%) is applied to the target multiples stated above to calculate such executive officer’s payout in respect of adjusted EBITDA. This feature of our long-term retention-based restricted stock awards incentivizes our executive officers to strive to exceed our challenging target performance thresholds.

In February 2020, Ms. Henry, Mr. O’Donnell, Mr. Haak, and Ms. Mirdamadi each received a tenure-based restricted stock award and a performance-based restricted stock award for fiscal 2019 performance. For fiscal 2019, actual adjusted EBITDA and actual adjusted EPS fell below their respective targets, which resulted in grants of restricted stock for such performance below the target award value, as set forth in the following chart. Grants made for fiscal 2019 performance are included in the Summary Compensation Table for fiscal 2020 and grants made for fiscal

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2020 performance will be included in next year’s Summary Compensation Table for fiscal 2021.

Metric	2019 Actual	2019 Target	2019 Percentage of Target Award Value
Adjusted EBITDA	$74,690,000	$75,940,000	61.3%
Adjusted EPS	$1.437	$1.486	31.3%

In March 2021, Ms. Henry, Mr. Haak, Ms. Chipman, Ms. Mirdamadi, Ms. Lynch, and Mr. Hyatt each received a tenure-based restricted stock award for fiscal year 2020. Ms. Chipman’s and Ms. Lynch’s tenure-based restricted stock awards were prorated at a percentage based on the number of weeks worked by each of them in the fiscal year. Additionally, in March 2021, in considering the Company’s 2020 adjusted EBITDA and adjusted EPS, neither of which reached the target levels as a result of the effects of the COVID-19 pandemic, the Compensation Committee determined that it would not award to the Named Executive Officers any performance-based annual restricted stock grants for fiscal 2020 performance. The Committee reached this decision as part of its overall consideration of the impact of the pandemic on stockholders, Team Members, the Named Executive Officers, and pandemic-related compensation decisions.

Bonuses

Our performance-based cash incentive awards focus on closely aligning rewards with results. The philosophy of our performance-based annual cash incentive awards is simple: a basic reward for reaching minimum expectations and an upside for reaching the Company’s goals. All of the Team Members in our Winter Park, Florida Home Office were eligible to receive performance-based bonuses pursuant to our Home Office Bonus Program (the “Bonus Plan”). Historically, and as further described below, such bonuses are awarded only if the Company exceeds the prior year’s adjusted EBITDA. For fiscal 2020, in light of the negative impact of the COVID-19 pandemic on the Company’s adjusted EBITDA, the Compensation Committee approved modifications to Bonus Plan payments for all Home Office Team Members to recognize the significant work performed in the Home Office throughout the pandemic.

Under the Bonus Plan, Ms. Henry, Mr. Haak, Ms. Chipman, Ms. Mirdamadi, Ms. Lynch, and Mr. Hyatt were eligible to receive cash bonuses based on Company performance over the course of the 2020 fiscal year. The purpose of the Bonus Plan is to encourage a consistent, high standard of excellence for all Team Members in the Home Office, including the Named Executive Officers. Bonus awards under the Bonus Plan are determined by our Compensation Committee, subject to approval by our Board, and are typically based on the financial performance of the Company during the applicable fiscal period as measured against the prior year’s adjusted EBITDA and our Board’s previously approved plan with target adjusted EBITDA.

Our goals for the Bonus Plan are based on adjusted EBITDA, as it tends to provide a true measure of profitability by aligning incentives with stockholder value. Historically, bonuses are payable under the Bonus Plan if adjusted EBITDA during the applicable fiscal period exceeds the prior year’s adjusted EBITDA. If the adjusted EBITDA target is achieved, 75% of target bonus potential is awarded. Once the adjusted EBITDA target is achieved, 50% of the adjusted EBITDA increase over the target is added to the bonus pool until the maximum funding of the bonus pool is achieved (resulting in the payment of 200% of target bonus potential). Practically speaking, our adjusted EBITDA performance must exceed target amounts by some measure before our executive officers will receive 100% of the target Bonus Plan amount. If the adjusted EBITDA target is not achieved, but adjusted EBITDA exceeds adjusted EBITDA for the prior year, a percentage of the bonus potential is awarded equal to 75% times the amount by which adjusted EBITDA exceeds adjusted EBITDA for the prior year, divided by the difference between the adjusted

40	Nasdaq: RUTH

EBITDA target for the current year and adjusted EBITDA for the prior year. Where adjusted EBITDA equals or exceeds the adjusted EBITDA target, the aggregate Bonus Plan pool can be illustrated as follows:

75% x (Base Salary x Target Base Salary %) + 50% * (Adjusted EBITDA – Target Adjusted EBITDA)

The percentage of base salary for each cash bonus is established based on the individual’s level of responsibility. During 2020, the target and maximum cash bonuses were as follows:

Name	Target Base Salary %	Maximum Base Salary %
Cheryl J. Henry	130%	260%
Arne G. Haak	75%	150%
Kristy Chipman	75%	150%
Susan L. Mirdamadi	75%	150%
Marcy N. Lynch	60%	120%
David Hyatt	50%	100%

As previously disclosed in the Company’s Form 10-K, the Company’s adjusted EBITDA-based performance results under its fiscal 2020 Bonus Plan were negatively impacted by the COVID-19 pandemic. The Company’s 2020 financial results did not exceed 2019’s actual adjusted EBITDA and, therefore, the calculations for bonuses under the Bonus Plan would have resulted in no bonuses paid to any of the Home Office Team Members, including the Named Executive Officers.

In reviewing and assessing the Company’s overall performance for fiscal year 2020 and the impact of the COVID-19 pandemic on the Company and its industry, the Compensation Committee reviewed and considered the following items in addition to the Company’s financial results:

•	The significant work performed by the Company’s management team and Home Office Team Members to address the impacts of the COVID-19 pandemic, including:

•	Implementation of safety measures in all of our Company-operated restaurants to protect Guests and Team Members;

•	Modifications to the Company’s business operations to allow the Company to serve Guests during the COVID-19 pandemic;

•	Management of uncertain and changing federal, state and local regulatory environments in connection with the COVID-19 pandemic;

•	Implementation of reductions in ongoing operating expenses;

•	Reductions of Home Office and field expenses;

•	Discussions and negotiations with landlords and vendors to reduce payments;

•	Facilitation of the successful reopening of the Company’s dining rooms;

•	Widespread implementation of the Ruth’s Anywhere program throughout the Company’s restaurants to enhance revenue in restaurants;

•	Increased workloads as a result of furloughed Team Members (as part of the reduction in Home Office and field expenses);

•

Actions by the management team to preserve and strengthen the Company’s liquidity and financial position, including entry into second, third, fourth, fifth, and sixth amendments to the Company’s Credit Agreement;

•	Retention of key Team Members and management; and

•	Total stockholder return from the beginning of the pandemic until the end of fiscal year 2020.

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Based on its evaluation of these items and all other considerations it deemed relevant and appropriate, and in conjunction with recommendations by the Compensation Committee’s independent compensation consultant, the Compensation Committee decided to award cash bonuses under the Bonus Program at 65% of each individual recipient’s full bonus potential for fiscal year 2020. With regard to each of our Named Executive Officers eligible to receive cash bonuses based on Company performance over the course of fiscal 2020, they received the following cash bonus awards:

Name	100% of Potential Bonus	Actual Award (65% of Full Bonus Potential)
Cheryl J. Henry	$975,000	$633,750
Arne G. Haak	$281,250	$182,813
Kristy Chipman	$315,000	$204,750
Susan L. Mirdamadi	$255,000	$165,750
Marcy N. Lynch	$192,000	$124,800
David Hyatt	$142,500	$92,625

On balance, the Compensation Committee believes that (a) the decision to award no performance-based stock grants to the Named Executive Officers and (b) the discretionary bonus award to all Home Office Team Members balanced the performance and retention objectives of the Company’s executive compensation program during these unprecedented times.

Benefits

The Company’s benefits philosophy for executive officers is that benefits should provide Team Members protection from catastrophic events, enable Team Members to plan for their future, and be competitive in order to attract and retain a high-quality workforce. The types of benefits provided to the Named Executive Officers, which are generally the same as those of the entire company, consist of medical benefits plans, life and accidental death and dismemberment insurance plans, long-term disability plans, and 401(k) matching contributions. In addition, the executive officers receive automobile allowances.

The Company maintains a non-qualified deferred compensation plan that is unsecured and allows certain high-level Team Members, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available through Fidelity Investments, the plan’s record keeper, as selected by each participant. The Company does not contribute or match contributions to these accounts.

The Company also allows its executive officers to dine in its restaurants as a benefit in order to permit these officers to conduct quality control tests.

Anti-Hedging and Pledging Policy

The Company’s Insider Trading Policy prohibits our Named Executive Officers and other executive officers from hedging or entering into margin transactions, and pledging Company securities as collateral for loans or other transactions. Additional information about our policy can be found in “Director Compensation: Anti-Hedging and Pledging Policy” on page 25.

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Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and to each other officer (other than our Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Pursuant to tax legislation signed into law on December 22, 2017 commonly known as the Tax Cuts and Jobs Act (the “Tax Act”), for taxable years beginning after December 31, 2017, the Section 162(m) deduction limitation is expanded so that it also applies to compensation in excess of $1 million paid to a public company’s chief financial officer. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, the Tax Act eliminated the qualified performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to each of the executives described above will not be deductible by us, subject to the transition relief. The Compensation Committee intends to maintain strong pay-for-performance alignment of executive compensation arrangements regardless of the tax deductibility of such compensation.

Severance and Termination Arrangements

Ms. Henry, Ms. Chipman, Ms. Mirdamadi, Ms. Lynch, and Mr. Hyatt have employment agreements that provide for payments upon a termination of employment by the executive for good reason, by the Company without cause, or upon death or disability as described later in this proxy statement in the section entitled “Employment Agreements.” Likewise, the Bonus Plan provides for partial payment of bonus amounts to our Named Executive Officers upon death, disability or change in control based on the bonus amount earned prior to such triggering event. The Company believes that these agreements and plans effectively create incentives for its executives to build stockholder value without the fear of losing employment for situations other than for cause. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. In March 2021, the Compensation Committee approved, and the Company entered into, the above-referenced employment agreements with Ms. Lynch and Mr. Hyatt in order to treat each of the Company’s current executive officers similarly with regard to retention incentives.

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Executive Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation earned in 2018, 2019, and 2020 by our Named Executive Officers:

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)		Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total ($)
Cheryl J. Henry	2020	$750,000			$1,096,972	*	$633,750	$62,147	$2,542,869
President and	2019	$691,154			$1,514,711		$447,974	$179,389	$2,833,228
Chief Executive Officer	2018	$503,231			$4,722,801	**	$735,211	$144,386	$6,105,628
Arne G. Haak	2020	$375,000			$274,248	*	$182,813	$32,707	$864,768
Former EVP and	2019	$375,000			$436,931		$129,223	$81,659	$1,022,813
Chief Financial Officer	2018	$375,000			$353,084		$318,120	$86,068	$1,132,272
Kristy Chipman	2020	$32,308	$50,000	(4)	$841,989		$204,750	$831	$1,129,878
EVP and Chief Financial Officer
Michael P. O’Donnell	2020	$476,923			$731,231	*	$0	$80,886	$1,289,040
Former Executive	2019	$643,750			$1,572,952		$229,730	$145,293	$2,591,725
Chairman	2018	$675,000			$1,271,086		$763,488	$155,205	$2,864,779
Susan L. Mirdamadi	2020	$340,000			$248,652	*	$165,750	$23,164	$777,566
EVP and Chief	2019	$340,000			$746,247		$117,162	$56,657	$1,260,067
Administrative Officer	2018	$307,692			$282,472		$288,419	$43,900	$922,483
Marcy N. Lynch	2020	$18,462			$319,997		$124,800	$9,116	$472,374
SVP and General Counsel
David Hyatt	2020	$266,053			$91,422	*	$92,625	$13,682	$463,782
SVP and Chief People Officer

*

The 2020 stock awards to Ms. Henry, Mr. Haak, Mr. O’Donnell, Ms. Mirdamadi, and Mr. Hyatt are comprised of restricted stock granted in February 2020 as tenure-based awards for fiscal 2019 and performance-based awards for fiscal 2019 performance.

44	Nasdaq: RUTH

**	In 2018, Ms. Henry was granted 125,000 shares of restricted stock in connection with her promotion to Chief Executive Officer, which shares vest over a five year period beginning in August 2021.
(1)

Represents the grant date fair value of restricted stock, computed in accordance with ASC Topic 718 (formerly FAS 123R). For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Notes 2(q) and 14 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal years 2020, 2019 and 2018. The grant date fair value is generally the amount that we would expense in our financial statements over the award’s service period, but does not include a reduction for forfeitures. Amounts for each fiscal year includes the aggregate grant date fair value computed in accordance with ASC Topic 718 of restricted stock granted as tenure-based awards in such fiscal year and restricted stock granted in such fiscal year for the prior year’s performance. Amounts for each fiscal year also includes the aggregate grant date fair value computed in accordance with ASC Topic 718 of grants made during such year, including the special long-term retention-based restricted stock awards granted in August 2018 to Cheryl Henry in connection with the Company’s succession plan, and grants of restricted stock and performance-based market stock units (“MSUs”) to Ms. Chipman and Ms. Lynch in November and December 2020, respectively, in connection with their employment with the Company. The August 2018 grant to Ms. Henry will only become fully vested on August 10, 2023 if Ms. Henry remains employed with the Company through that date. The amounts for the MSUs granted to Ms. Chipman and Ms. Lynch reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. See the “Grants of Plan-Based Awards” table for additional details about grants made during fiscal 2020.

(2)	The amounts in this column represent amounts earned under the Company’s Bonus Plan, which are described under “Compensation Discussion and Analysis—Bonuses.”
(3)

The amounts in the “All Other Compensation” column consist of dividends on unvested restricted stock, automobile allowances, group life insurance premium reimbursements, 401(k) matching contributions, and COBRA reimbursements as follows:

Named Executive Officer	Dividends on Unvested Restricted Stock	Automobile Allowance	Group Life Insurance Premium Reimbursements	401(k) Matching Contributions	COBRA Reimbursement
Cheryl J. Henry	$49,415	$12,000	$732	—	—
Arne G. Haak	$18,252	$10,800	$718	$2,758	—
Kristy Chipman	—	$831	—	—	—
Michael P. O’Donnell (5)	$34,451	$29,500	$2,604	—	$14,331
Susan L. Mirdamadi	$13,420	$8,400	$1,344	—	—
Marcy N. Lynch	—	$831	—	—	$8,285
David Hyatt	$2,217	$8,400	$998	$2,068	—

(4)	Reflects a one-time sign-on bonus.
(5)	Mr. O’Donnell’s All Other Compensation includes amounts accrued in fiscal 2020 and paid over the course of 18 months, beginning on December 9, 2020, pursuant to his Retirement Agreement.

45	Nasdaq: RUTH

Grants of Plan-Based Awards Table

The following table summarizes grants of plan-based awards made to each of the Named Executive Officers during fiscal 2020:

		Estimated Possible Payout Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Cheryl J. Henry			$975,000	$1,950,000
Tenure Grant (2)	2/28/2020							39,205	$749,992
Performance Grant (3)	2/28/2020							18,138	$346,980
Arne G. Haak			$281,250	$562,500
Tenure Grant (2)	2/28/2020							9,801	$187,493
Performance Grant (3)	2/28/2020							4,535	$86,755
Kristy Chipman			N/A	N/A
Hiring Grant (4)	11/30/2020				0	22,818	34,227		$420,992
Hiring Grant (5)	11/30/2020							27,037	$420,997
Michael P. O’Donnell			$500,000	$1,000,000
Tenure Grant (2)	2/28/2020							35,492	$500,001
Performance Grant (3)	2/28/2020							12,092	$231,320
Susan L. Mirdamadi			$255,000	$510,000
Tenure Grant (2)	2/28/2020							8,887	$170,008
Performance Grant (3)	2/28/2020							4,111	$78,643
Marcy N. Lynch			N/A	N/A
Hiring Grant (4)	12/7/2020				0	8,290	12,435		$159,997
Hiring Grant (5)	12/7/2020							9,822	$160,000
David Hyatt			$142,500	$285,000
Tenure Grant (2)	2/28/2020							3,267	$62,498
Performance Grant (3)	2/28/2020							1,512	$28,925

(1)

Represents possible payouts for 2020 under the Company’s non-equity incentive plans, which we refer to as the Bonus Plan as described under “Compensation Discussion and Analysis—Bonuses.” The possible payouts for 2020 are based on fiscal 2020 performance, and the amount earned is reflected in the Summary Compensation Table above as “Non-Equity Incentive Plan Compensation” for 2020.

(2)	Represents shares of restricted stock granted as a tenure-based award. These shares will vest pro-rata over three years.
(3)	Represents shares of restricted stock granted as a performance-based award for fiscal 2019 performance. These shares will cliff vest after two years.
(4)

Represents an award of MSUs granted upon commencement of employment. The actual number of MSUs that may be earned upon vesting will be based on the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on the date of grant compared to the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on the third anniversary of the grant date. The earned MSUs then vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date. The Grant Date Fair Value of the MSUs was determined using a Monte Carlo study valuation of $18.45 per unit for Ms. Chipman’s MSUs and $19.30 per unit for Ms. Lynch’s MSUs.

(5)

Represents shares of restricted stock granted upon commencement of employment. These shares will vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date.

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Outstanding Equity Awards Table

The following table summarizes the outstanding equity awards held by our Named Executive Officers as of the end of fiscal 2020:

	Stock Awards (2)
Name	Number of Shares of Stock that have not Vested (#)(4)		Market Value of Shares of Stock that have not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Cheryl J. Henry	31,250		$537,813
	4,142		$71,284
	125,000		$2,151,250
	34,178		$588,203
	17,129		$294,790
	18,138		$312,155
	39,205		$674,718

Total:	269,042		$4,630,213

Arne G. Haak	37,500		$645,375
	2,526		$43,472
	9,859		$169,673
	4,941		$85,035
	4,535		$78,047
	9,801		$168,675

Total:	69,162		$1,190,278

Kristy Chipman				22,818	$392,698

	27,039		$465,341

Total:	27,039		$465,341	22,818	$392,698

Michael P. O’Donnell	0	(1)	$0

Total:	0		$0

Susan L. Mirdamadi	12,500		$215,125
	11,250		$193,613
	2,021		$34,781
	10,001		$172,117
	8,939		$153,840
	4,480		$77,101
	4,111		$70,750
	8,887		$152,945

Total:	62,189		$1,070,273

Marcy N. Lynch				8,290	$142,671

	9,822		$169,037

Total:	9,822		$169,037	8,290	$142,671

David Hyatt	6,667		$114,739
	1,512		$26,022
	3,267		$56,225

Total:	11,446		$196,986

(1)	Pursuant to his Retirement Agreement, all unvested restricted stock awards granted to Mr. O’Donnell during his tenure vested in July 2020 as of the effective date of the Retirement Agreement.

47	Nasdaq: RUTH

(2)	The market value is based on the Company’s closing stock price on December 24, 2020 of $17.21.
(3)

Amounts in this column represent MSUs granted under the 2018 Omnibus Incentive Plan, and the number of MSUs reflected in the table is the target amount; the maximum number of MSUs subject to the award is 34,227 for Ms. Chipman and 12,435 for Ms. Lynch. The actual number of MSUs that may be earned upon vesting will be based on the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on the date of grant compared to the average closing share price of the Company’s common stock for the 10 consecutive trading days ending on the third anniversary of the grant date. The earned amounts vest 50% on November 30, 2023 and December 7, 2023 for Ms. Chipman and Ms. Lynch, respectively, and 50% on November 30, 2024 and December 7, 2024 for Ms. Chipman and Ms. Lynch, respectively.

(4)

Amounts in this column represent shares of restricted stock granted under the Amended and Restated 2005 Long-Term Equity Incentive Plan or the 2018 Omnibus Incentive Plan. The vesting dates of outstanding unvested restricted stock grants as of December 27, 2020 are as follows:

Name	Grant Date	Equity Plan Date	Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2021	Number of Shares Vesting and Vesting Date in 2022	Number of Shares Vesting and Vesting Date in 2023 and Later
Cheryl J. Henry	6/15/2015	2005	31,250	31,250 on 6/15/2021
	3/13/2018	2005	4,142	4,142 on 3/13/2021
	8/10/2018	2018	125,000	41,666 on 8/10/2021	41,666 on 8/10/2022	41,668 on 8/10/2023
	2/25/2019	2018	34,178	34,178 on 3/13/2021
	2/25/2019	2018	17,129	8,563 on 3/13/2021	8,566 on 3/13/2022
	2/28/2020	2018	39,205	13,068 on 3/13/2021	13,068 on 3/13/2022	13,069 on 3/13/2023
	2/28/2020	2018	18,138		18,138 on 3/13/2022
Arne G. Haak	6/15/2015	2005	37,500	37,500 on 6/15/2021
	3/13/2018	2005	2,526	2,526 on 3/13/2021
	2/25/2019	2018	9,859	9,859 on 3/13/2021
	2/25/2019	2018	4,941	2,470 on 3/13/2021	2,471 on 3/13/2022
	2/28/2020	2018	4,535		4,535 on 3/13/2022
	2/28/2020	2018	9,801	3,266 on 3/13/2021	3,266 on 3/13/2022	3,269 on 3/13/2023
Kristy Chipman	11/30/2020	2018	27,039			13,519 on 11/30/2023 13,520 on 11/30/2024
Michael P. O’Donnell	N/A	N/A	0	0	0	0
Susan L. Mirdamadi	6/15/2015	2005	12,500	12,500 on 6/15/2021
	4/25/2017	2005	11,250	3,750 on 4/25/2021	3,750 on 4/25/2022	3,750 on 4/25/2023
	3/13/2018	2005	2,021	2,021 on 3/13/2021
	2/5/2019	2018	10,001	4,999 on 2/5/2021	5,002 on 2/5/2022
	2/25/2019	2018	8,939	8,939 on 3/13/2021
	2/25/2019	2018	4,480	2,239 on 3/13/2021	2,241 on 3/13/2022
	2/28/2020	2018	4,111		4,111 on 3/13/2022
	2/28/2020	2018	8,887	2,962 on 3/13/2021	2,962 on 3/13/2022	2,963 on 3/13/2023
Marcy N. Lynch	12/7/2020	2018	9,822			4,145 on 12/7/2023 4,145 on 12/7/2024
David Hyatt	6/3/2019	2018	6,667	3,333 on 6/3/2021	3,334 on 6/3/2022
	2/28/2020	2018	1,512		1,512 on 3/13/2022
	2/28/2020	2018	3,267	1,088 on 3/13/2021	1,088 on 3/13/2022	1,091 on 3/13/2023

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Option Exercises and Stock Vested Table

The following table summarizes the restricted stock held by our Named Executive Officers(1) that vested during 2020:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Cheryl J. Henry	60,394	$673,267
Arne G. Haak	52,519	$555,795
Michael P. O’Donnell	229,670	$2,001,515
Susan L. Mirdamadi	32,274	$395,566
David Hyatt	3,333	$30,630

(1)	Ms. Chipman and Ms. Lynch are not included in this table because they did not exercise any options and none of their restricted stock vested in 2020.
(2)

The amount has been computed based on the closing price of our common stock on the vesting date. The value realized reflects the gross income to each listed Named Executive Officer and does not deduct the value of shares that were withheld to cover tax obligations.

Non-Qualified Deferred Compensation Table

We maintain a Non-Qualified Deferred Compensation plan that is unsecured and allows certain high-level Team Members, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available through Fidelity Investments, the plan’s record keeper, as selected by each participant. The following table summarizes contributions during 2020 by the only Named Executive Officer who participated along with aggregate earnings/losses for the year and the aggregate balance as of December 27, 2020. We did not make any contributions to the deferred compensation plan during 2020. Named Executive Officers are fully vested in all contributions to the plan. The amounts listed as executive contributions are included as “Salary” in the Summary Compensation Table. The aggregate earnings are not reflected in “Other Compensation” in the Summary Compensation Table.

Named Executive Officer	Executive Contributions in 2020	Company Contributions in 2020	Aggregate Earnings in 2020	Aggregate Withdrawals/Distributions in 2020	Aggregate Balance at December 27, 2020
Arne G. Haak(1)	$31,762	—	$39,668	—	$242,331

(1)

The aggregate balance at fiscal year-end reported in the table above for Mr. Haak includes $87,413 that was previously reported in the Summary Compensation Table as compensation for fiscal years 2018 and 2019 and $31,762 that is reported in the Summary Compensation Table as compensation for fiscal year 2020.

Pension Benefits

We do not maintain any additional executive retirement programs such as executive pension plans or other executive retirement benefits.

49	Nasdaq: RUTH

Employment Agreements or Arrangements

Cheryl Henry. Effective August 2018, we entered into a new employment agreement with Ms. Henry under which Ms. Henry agreed to serve as our President and Chief Executive Officer and a member of our Board. Ms. Henry’s base salary was set at $650,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from August 10, 2018, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Henry’s employment is terminated by us without “cause,” or by Ms. Henry for “good reason” (as those terms are defined below) during the employment term, Ms. Henry will be entitled to continue to receive her base salary for 24 months after the date of such termination and 12 monthly payments in the aggregate equal to her prior year bonus compensation and prorated share of earned but not paid bonus for current year. Ms. Henry would also receive 24 months of continued health, welfare and retirement benefits, 24 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for her options and restricted stock for 24 months following such termination. In the event Ms. Henry’s employment is terminated without cause and there had been a change in the composition of more than a majority of the Board within the two-year period from August 10, 2018, Ms. Henry would also have been entitled to an additional payment of 50% of her then-current annual base salary as of the date of such termination. In the event the company is sold at any time during the term of employment, all of Ms. Henry’s equity awards will immediately vest. Ms. Henry has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following her termination.

Michael O’Donnell. Effective August 2018, we entered into a revised employment agreement with Mr. O’Donnell outlining the terms by which Mr. O’Donnell would serve as our Executive Chairman and a member of our Board. Under this agreement, Mr. O’Donnell’s base salary remained at $675,000 until March 31, 2019 when it was reduced to $500,000, and any annual bonus was under the Home Office Bonus Plan. The agreement was for a term of one year from August 10, 2018, with automatic one-year renewals unless otherwise terminated. Pursuant to his employment agreement, if Mr. O’Donnell’s employment was terminated by us without “cause” or by Mr. O’Donnell for “good reason” (as those terms are defined below) during the employment term, Mr. O’Donnell would be entitled to continue to receive his remaining cash compensation owed through the remainder of the then-current term. Mr. O’Donnell would also receive 18 months of continued health, welfare and retirement benefits, 18 months of automobile allowance pursuant to current Company guidelines, all unreimbursed expenses and continued vesting rights for his options and restricted stock as if Mr. O’Donnell were still employed. In the event Mr. O’Donnell’s employment was terminated without cause and there had been a change in the composition of more than a majority of the Board within the two-year period from August 10, 2018, Mr. O’Donnell would have been entitled to an additional payment of 50% of his then-current annual base salary as of the date of such termination. In the event the company was sold at any time during the term of employment, all of Mr. O’Donnell’s equity awards would immediately vest. If Mr. O’Donnell’s employment agreement were renewed through and including August 10, 2020 and Mr. O’Donnell provided 30 days’ notice that he wished to retire on August 10, 2020, Mr. O’Donnell would be entitled to receive upon his retirement 18 months of continued health, welfare and retirement benefits, 18 months of automobile allowance pursuant to current Company guidelines, all unreimbursed expenses and continued vesting rights for his options and restricted stock as if Mr. O’Donnell was still employed.

In 2020, Mr. O’Donnell provided the Company with 30 days’ advance notice that he wished to retire on August 10, 2020. In July 2020, due to the extraordinary circumstances brought about by the COVID-19 pandemic, we entered into a Retirement, Transition, and Release of Claims Agreement (the “Retirement Agreement”) with Mr. O’Donnell under which he agreed to provide transition services to the Company from July 2020 through December 9, 2020 (the “Transition Period”), after which time he would retire from the employ of the Company. The Retirement Agreement replaced Mr. O’Donnell’s previously-described employment agreement. During the Transition Period, Mr. O’Donnell’s base salary was $500,000. Additionally, all restricted stock awards granted to Mr. O’Donnell during his tenure became vested and free from forfeiture as of the date of the Retirement Agreement. Under the

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Retirement Agreement, Mr. O’Donnell was not eligible to participate in the Company’s Bonus Plan or any other bonus program for the 2020 calendar year, and was not eligible to receive any new equity grant during the Transition Period. At the end of the Transition Period (the “Separation Date”), Mr. O’Donnell was entitled to receive group health insurance for 18 months, and the Company agreed to continue to pay the share of the premiums for such coverage to the same extent it was paying such premiums on his behalf immediately prior to the Separation Date. Mr. O’Donnell was also entitled to receive 18 months of monthly automobile allowance payments following the Separation Date.

Arne G. Haak. In August 2011, we entered into an employment agreement with Mr. Haak under which Mr. Haak agreed to serve as our Executive Vice President and Chief Financial Officer. In November 2020, we entered into a Separation, Transition, and Release of Claims Agreement (the “Transition Agreement”), which replaced Mr. Haak’s employment agreement as of November 30, 2020. Pursuant to the Transition Agreement, Mr. Haak continued to receive a base salary at the annualized rate of $375,000, plus continued participation in the Company’s benefit plans and a monthly automobile allowance of $900. Subject to the terms and conditions in the Transition Agreement, upon separation from the Company on March 15, 2021, Mr. Haak would receive (i) 12 months of base salary at the annualized rate of $375,000; (ii) any bonus pursuant to the Company’s 2020 Home Office Bonus Plan for fiscal year 2020, as determined by the Board or Compensation Committee; (iii) 12 months’ payment of the Company’s share of premiums for group health insurance coverage pursuant to COBRA; (iv) 12 months of Mr. Haak’s automobile allowance; and (v) accelerated vesting of shares of restricted stock that would have vested on or before March 15, 2022 had Mr. Haak continued to be employed by the Company through that date.

Susan L. Mirdamadi. In October 2018, we entered into an employment agreement with Ms. Mirdamadi under which she agreed to serve as our Executive Vice President and Chief Administrative Officer. Ms. Mirdamadi’s base salary was set at $340,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from October 24, 2018, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Mirdamadi’s employment is terminated by us without “cause,” or by Ms. Mirdamadi for “good reason” (as those terms are defined below) during the employment term, Ms. Mirdamadi will be entitled to continue to receive her base salary for 12 months after the date of such termination and 12 monthly payments in the aggregate equal to 50% of her prior year bonus compensation. Ms. Mirdamadi would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses and continued vesting rights for her options and restricted stock for 12 months following such termination. In the event the company is sold at any time during the term of employment, all of Ms. Mirdamadi’s equity awards will immediately vest. Ms. Mirdamadi has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following her termination.

Kristy Chipman. In November 2020, we entered into an employment agreement with Ms. Chipman under which she agreed to serve as our Executive Vice President and Chief Financial Officer. Ms. Chipman’s base salary was set at $420,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from November 30, 2020, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Chipman’s employment is terminated by us without “cause,” or by Ms. Chipman for “good reason” (as those terms are defined below) during the employment term, Ms. Chipman will be entitled to continue to receive her base salary for 12 months after the date of such termination and a lump sum payment equal to 50% of her prior year bonus compensation. Ms. Chipman would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for her equity awards in accordance with the applicable award agreement. Ms. Chipman has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following her termination.

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Marcy N. Lynch. In March 2021, we entered into an employment agreement with Ms. Lynch under which she agreed to serve as our Senior Vice President, General Counsel, and Corporate Secretary. Ms. Lynch’s base salary was set at $320,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from March 1, 2021, with automatic one-year renewals unless otherwise terminated. Pursuant to her employment agreement, if Ms. Lynch’s employment is terminated by us without “cause,” or by Ms. Lynch for “good reason” (as those terms are defined below) during the employment term, Ms. Lynch will be entitled to continue to receive her base salary for 12 months after the date of such termination and a lump sum payment equal to 50% of her prior year bonus compensation. Ms. Lynch would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for her equity awards in accordance with the applicable award agreement.

David Hyatt. In March 2021, we entered into an employment agreement with Mr. Hyatt under which he agreed to serve as our Senior Vice President, Chief People Officer. Mr. Hyatt’s base salary was set at $285,000 (subject to annual review) and any annual bonus is under the Bonus Plan. The agreement is for a term of one year from March 1, 2021, with automatic one-year renewals unless otherwise terminated. Pursuant to his employment agreement, if Mr. Hyatt’s employment is terminated by us without “cause,” or by Mr. Hyatt for “good reason” (as those terms are defined below) during the employment term, Mr. Hyatt will be entitled to continue to receive his base salary for 12 months after the date of such termination and a lump sum payment equal to 50% of his prior year bonus compensation. Mr. Hyatt would also receive 12 months of continued health, welfare and retirement benefits, 12 months of automobile allowance payments pursuant to current Company guidelines, all unreimbursed expenses, and continued vesting rights for his equity awards in accordance with the applicable award agreement. Mr. Hyatt has agreed not to compete with us or to solicit any of our Team Members or persons with whom we have certain business relationships for 12 months following his termination.

The employment agreements for our executive officers define “cause” as meaning, subject to any applicable cure periods, (i) an officer’s theft, embezzlement, perpetration of fraud, misappropriation of property or attempts at such; (ii) any act of disloyalty, misconduct or moral turpitude by an officer that is injurious to the Company; or (iii) an officer’s willful disregard of a lawful directive given by a superior or our Board of Directors or a violation of the Company’s employment policy.

The employment agreements for our executive officers define “good reason” to mean (i) the assignment by our Board of Directors to an officer of any material duties that are clearly inconsistent with the officer’s status, title and position, (ii) failure by the Company to pay the officer any amounts required under the officer’s employment agreement with which failure continues uncured for a period of 15 days after written notice is given, (iii) a material relocation of the Company requiring the executive to relocate or (iv) upon notice of the Company’s intent not to renew the agreement.

Except as specifically described herein, all options and restricted stock issued under the Company’s equity incentive plans, whether or not then exercisable (as applicable), generally cease vesting when a grantee ceases to be employed by the Company unless otherwise provided in an employment agreement.

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Estimated Cash Payments Upon Termination or Change in Control

The table below shows the estimated cash payments that our Named Executive Officers would receive if their employment were terminated under various circumstances, or in connection with a change in control, based on the terms of the plans and agreements that were in effect as of December 27, 2020.

In the event of the death or disability of a Named Executive Officer, all Named Executive Officers will receive benefits under our disability plan or payments under our life insurance plan, as appropriate. In the case of a grantee’s death or disability, the number of shares of restricted stock for which the restrictions will have lapsed within one year of the grantee’s death or disability will become fully vested. Under Ms. Chipman’s grant agreements, however, any remaining unvested restricted shares would vest as of the date of such death or disability. Under the Bonus Plan, the executive officer shall receive a vested right to their bonus payment in an amount equal to the earned bonus amount as of the time of death or disability.

In the event of a change in control during Ms. Henry’s or Ms. Mirdamadi’s respective terms of employment, all equity awards held by such officer will immediately vest pursuant to the terms of such officer’s employment agreement. Ms. Chipman’s unvested shares of restricted stock granted under the 2018 Omnibus Incentive Plan would vest if she were terminated without cause within one year after a change in control. If we undergo a change in control, the committee administering the Amended and Restated 2005 Long-Term Equity Incentive Plan and the 2018 Omnibus Incentive Plan (the “Equity Plans”) may accelerate the vesting of restricted stock grants under the Equity Plans for Ms. Chipman or other participants in the Equity Plans.

Under the Bonus Plan, the executive officer shall receive a vested right to their bonus payment in an amount equal to the earned bonus amount as of the time of the change in control.

For purposes of the Equity Plans and the Bonus Plan, a change in control is triggered if (a) any person or group is or becomes the beneficial owner of 50% or more of the Company’s voting securities, (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the stockholders was approved by at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease to constitute a majority of the Board, (c) the Company merges or consolidates with any other corporation (unless the Company’s voting securities continue to represent more than 50% of the combined voting power of the surviving entity) or (d) a plan of complete liquidation or a sale or disposition of the Company of all or substantially all of its assets is consummated (other than the sale or disposition of all or substantially all of the assets of the Company to persons who beneficially own 50% or more of the Company’s voting securities).

Named Executive Officer	Cash Severance ($)(1)	Bonus ($)(2)	Continued or Accelerated Vesting of Restricted Stock ($)(3)	Continued Vesting of Options ($)	Health and Welfare Benefits ($)(4)	Automobile Allowance ($)(5)	Total ($)
Cheryl J. Henry
Termination without cause or Termination with Good Reason	$1,500,000	$633,750	$3,688,189	—	$41,562	$24,000	$5,887,501
Change in Control	$1,500,000	$633,750	$4,630,215	—	$41,562	$24,000	$6,829,527
Death or Disability	—	$633,750	$2,286,641	—	—	—	$2,920,391

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Named Executive Officer	Cash Severance ($)(1)	Bonus ($)(2)	Continued or Accelerated Vesting of Restricted Stock ($)(3)	Continued Vesting of Options ($)	Health and Welfare Benefits ($)(4)	Automobile Allowance ($)(5)	Total ($)
Kristy Chipman
Termination without cause or Termination with Good Reason	$420,000	$102,375	(6)	—	$20,595	$10,800	$553,770
Change in Control		$204,750	$858,039	—	—	—	$1,062,789
Death or Disability	—	$204,750	$858,039	—	—	—	$1.062,789
Susan L. Mirdamadi
Termination without cause or Termination with Good Reason	$340,000	$165,750	$643,826	—	$14,699	$8,400	$1,172,676
Change in Control	$340,000	$165,750	$1,070,273	—	$14,699	$8,400	$1,599,122
Death or Disability	—	$165,750	$643,826	—	—	—	$809,576

(1)

Includes multiples of salary specified in each Named Executive Officer’s employment agreement as described beginning on page 50. For Ms. Henry, an additional cash severance of $375,000 would be due if a change in the composition of more than a majority of the Board had occurred as of December 27, 2020.

(2)

Based on payment of (i) a percentage of the Named Executive Officer’s performance-based cash incentive award compensation paid under the Bonus Plan in respect of fiscal year 2019, and (ii) a prorated share of an earned but unpaid bonus for fiscal year 2020 under the Bonus Plan in the event of death, disability or a change in control (or, for Ms. Henry only, a termination without cause or a termination with good reason), as specified in each Named Executive Officer’s employment agreement as described on pages 50 to 52. Because December 27, 2020, is the last business day of our fiscal year, the prorated amounts for their prorated share of an earned but unpaid bonus for fiscal year 2020 presented in this table are equal to the amounts earned under each executive officer’s respective bonus plan for the entirety of fiscal 2020.

(3)

Value is based on the closing price on December 24, 2020 of $17.21. Represents continued or accelerated vesting of restricted stock for the applicable period provided by each executive officer’s employment agreement, as noted on pages 50 to 52.

(4)

Amount represents premiums that will be paid by the Company in respect to health insurance, group term life insurance, and other medical benefits after termination of employment for the applicable period provided by each executive officer’s employment agreement, as noted above.

(5)

Based on the value, as of December 27, 2020, of the current pre-established automobile allowance that would be received by the executive officer for the applicable period provided by each executive officer’s employment agreement, as noted above.

(6)

If Ms. Chipman is terminated without cause or terminates for Good Reason (a “Qualifying Termination”), shares of her restricted stock will vest equal to (A) the total number of Restricted Shares multiplied by a fraction (x) the numerator of which is the number of days between the Grant Date and the date of the Qualifying Termination and (y) the denominator of which is 1,460, (B) less any previously vested Restricted Shares. If Ms. Chipman has a Qualifying Termination before the third anniversary of the Grant Date (the “Closing Date”), she will receive the number of Earned MSUs that would otherwise vest on the Closing Date (i.e., one-half of the Earned MSUs) multiplied by a fraction (I) the numerator of which is the number of days between the Grant Date and the date of such Qualifying Termination and (II) the denominator of which is 1,095. If such Qualifying Termination occurs after the Closing Date but before the fourth anniversary of the Grant date, then the number of Earned MSUs that would otherwise vest on the fourth anniversary of the Grant Date (i.e., one-half of the Earned MSUs) multiplied by a fraction (I) the numerator of which is the number of days between the Grant Date and the date of such Qualifying Termination and (II) the denominator of which is 1,460 shall vest upon the Qualifying Termination.

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During 2020, Mr. O’Donnell entered into the Retirement Agreement and Mr. Haak entered into the Transition Agreement with the Company, each providing for the benefits described above under “Employment Agreements or Arrangements.” Under Mr. O’Donnell’s Retirement Agreement, he received accelerated vesting in July 2020 of all unvested restricted stock awards granted to him during his tenure ($702,195), and upon his retirement on December 9, 2020, he began to receive group health insurance for 18 months ($14,331) and 18 months of monthly automobile allowance payments ($18,000).

If Mr. Haak’s employment with the Company had been terminated as of December 27, 2020, he would not have been entitled to the benefits under the Transition Agreement.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median Team Member’s annual total compensation to the annual total compensation of our principal executive officer. We determined our median Team Member based on the total cash compensation paid during 2020 to each of our approximately 4,294 Team Members (excluding the Chief Executive Officer) as of December 27, 2020 (annualizing in the case of full- and part-time Team Members who joined the Company during 2020). The annual total compensation of the median Team Member for 2020 was $31,830. As reported in the Summary Compensation Table on page 44, our Chief Executive Officer’s compensation was $2,542,869 for 2020.

Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other Team Members is 80 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

AUDIT MATTERS

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✓ Your Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2021.

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal year 2021 and has further directed that our Board submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting. The stockholder vote is not binding on our Audit Committee. If the appointment of KPMG LLP is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to the stockholders. Even if the appointment of KPMG LLP is ratified, our Audit Committee may, in its sole discretion, terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and our stockholders.

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Fees of Independent Registered Public Accounting Firm

The following table presents fees billed for professional services for the audit of the Company’s financial statement audits for the years ended December 27, 2020 and December 29, 2019, and fees billed for other services in fiscal years 2020 and 2019, in each case rendered by KPMG LLP.

	Fiscal Year Ending
Fee Category	December 27, 2020	December 29, 2019
Audit Fees	$724,317	$767,265
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$1,780	$1,780
Total Fees	$726,097	$769,045

Audit Fees: Consists of fees billed or estimated to be billed for professional services rendered for the integrated audit of our consolidated financial statements and internal control over financial reporting and the review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees: None.

Tax Fees: None.

All Other Fees: Consists of fees billed for a subscription to accounting research software.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any permissible non-audit services to be provided to the Company by the independent auditor. The policy also authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

All audit, audit-related and tax services performed by KPMG LLP in fiscal 2020 and 2019 were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

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Report of the Audit Committee

The Audit Committee of our Board of Directors reviewed and discussed the audited financial statements with management, which represented that the financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with management the effectiveness of our internal control over financial reporting and the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2020 and its evaluations of our internal control over financial reporting with KPMG LLP, our independent auditors for fiscal 2020, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of our internal control over financial reporting. The Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission, including AS 1301, “Communications with Audit Committees,” as adopted by the PCAOB and approved by the Securities and Exchange Commission.

The Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, discussed with KPMG LLP its independence and considered whether the provision of non-audit services provided by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 27, 2020 for filing with the SEC. The Audit Committee has selected KPMG LLP as our independent auditor for fiscal 2021.

This report is submitted by the members of the Audit Committee:

Stephen M. King, Chairman

Giannella Alvarez

Marie L. Perry

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INFORMATION ABOUT STOCK OWNERSHIP

Beneficial Ownership Table

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of March 30, 2021, by each person known by the Company to own more than 5% of our common stock, each director and each of the executive officers identified in the Summary Compensation Table, and by all of its directors and executive officers as a group (thirteen persons). The table lists the number of shares and percentage of shares beneficially owned based on 35,013,889 shares of common stock outstanding as of March 30, 2021, which includes unvested restricted stock. Information in the table is derived from SEC filings made by such persons on Schedule 13G and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by the Company. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Principal Stockholders:
BlackRock, Inc. (2)	5,022,828	14.35%
AllianceBernstein L.P. (3)	2,694,955	7.70%
The Vanguard Group (4)	2,556,843	7.30%

Independent Directors:
Giannella Alvarez	19,242	*
Mary L. Baglivo	12,965	*
Carla R. Cooper	41,454	*
Stephen M. King	8,628	*
Marie L. Perry (5)	6,182	*
Robin P. Selati	13,738	*

Named Executive Officers:
Cheryl J. Henry (6)	512,016	1.46%
Arne G. Haak (7)	312,819	*
Kristy Chipman (8)	27,744	*
Susan L. Mirdamadi (9)	140,011	*
David Hyatt (10)	16,810	*
Marcy N. Lynch (11)	11,649	*
Michael P. O’Donnell	846,936	2.42%
All directors and executive officers as a group (13 persons)	1,970,194	5.63%

*	Less than one percent
(1)

Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 30, 2021 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or

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entity. The amounts also include unvested shares of restricted stock for our directors and Named Executive Officers, as specified in the applicable footnotes. The amounts do not include unvested restricted stock units (“RSUs”) for our directors because no RSUs are scheduled to vest within sixty days of the Record Date. The business address of each of our Named Executive Officers and directors is 1030 W. Canton Avenue, Suite 100, Winter Park, Florida 32789.
(2)

The information provided in the table and the information below reflects information reported on Schedule 13G/A filed on January 26, 2021 by BlackRock, Inc., which has sole voting over 4,979,161 shares and sole dispositive power over 5,022,828 shares. The following affiliates of BlackRock, Inc. are included in the filing: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. The business address for the entities is 55 East 52nd Street, New York, New York 10055.

(3)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G/A filed on February 8, 2021 by AllianceBernstein L.P., which has sole voting power over 2,247,320 shares and sole dispositive power over 2,694,955 shares. According to this filing, AllianceBernstein L.P. is a majority owned subsidiary of AXA Equitable Holdings, Inc. (“EQH”). AllianceBernstein operates under independent management and makes independent decisions from EQH and its respective subsidiaries, and EQH calculates and reports beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the Securities and Exchange Commission in Release Number 34-39538 (January 12, 1998). The business address for the entities is 1345 Avenue of the Americas, New York, NY 10105.

(4)

The information provided in the table and the information below reflects information reported by the stockholder on Schedule 13G/A filed on February 10, 2021 by The Vanguard Group, which has sole voting power over 0 shares, shared voting power over 76,667 shares, sole dispositive power over 2,457,035 shares and shared dispositive power over 99,808 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 54,424 shares as a result of its serving as investment manager of collective trust accounts. The following affiliates of The Vanguard Group are included in the filing: The business address for the entities is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Includes 557 shares of restricted stock that will vest on October 22, 2021.
(6)

Includes 31,250 shares of restricted stock that will vest on June 30, 2021; 125,000 shares of restricted stock that will vest pro rata on an annual basis over three years beginning on August 10, 2021; 26,704 shares of restricted stock that will vest on March 13, 2022; 26,137 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2023; and 32,737 shares of restricted stock that will vest pro rata on an annual basis over three years through March 13, 2024.

(7)	Includes shares beneficially owned by Mr. Haak, a former executive officer, as of March 15, 2021.
(8)

Includes 27,037 shares of restricted stock that will vest pro rata on an annual basis over two years beginning on November 30, 2023 and 705 shares of restricted stock that will vest pro rata on an annual basis over three years beginning on March 13, 2022.

(9)

Includes 12,500 shares of restricted stock that will vest on June 15, 2021; 11,250 shares of restricted stock that will vest pro rata on an annual basis over three years beginning on April 25, 2021; 5,002 shares of restricted stock that will vest on February 5, 2022; 6,352 shares of restricted stock that will vest on March 13, 2022; 5,925 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2023; and 7,420 shares of restricted stock that will vest pro rata on an annual basis over three years beginning on March 13, 2022.

(10)

Includes 6,667 shares of restricted stock that will vest pro rata on an annual basis through June 3, 2022; 1,512 shares of restricted stock that will vest on March 13, 2022; 2,179 shares of restricted stock that will vest pro rata on an annual basis through March 13, 2023; and 3,732 shares of restricted stock that will vest pro rata on an annual basis over three years beginning on March 13, 2022.

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(11)

Includes 9,822 shares of restricted stock that will vest pro rata on an annual basis over two years beginning on December 7, 2023 and 1,827 shares of restricted stock that will vest pro rata on an annual basis over three years beginning on March 13, 2022.

ADDITIONAL INFORMATION

Frequently Asked Questions Regarding Attendance and Voting

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2021 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 30, 2021 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers and other information that the SEC requires us to provide annually to our stockholders.

If I previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: www.proxyvote.com.

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the enclosed proxy card or by calling or sending a written request addressed to:

Ruth’s Hospitality Group, Inc.

Attn: Marcy Norwood Lynch

1030 W. Canton Avenue, Suite 100

Winter Park, Florida 32789

(407) 333-7440

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If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker or following the instructions on the enclosed form.

How can I obtain paper copies of the proxy materials, 10-K, and other financial information?

Stockholders can access the 2021 proxy statement, Form 10-K, and our other filings with the SEC as well as our corporate governance and other related information on the Investor Relations page of our website at www.rhgi.com.

If you elected to receive our stockholder materials via the Internet or via electronic delivery, you may request paper copies by written request addressed to:

Ruth’s Hospitality Group, Inc.

Attn: Marcy Norwood Lynch

1030 W. Canton Avenue, Suite 100

Winter Park, Florida 32789

(407) 333-7440

We will also furnish any exhibit to the Form 10-K if specifically requested.

Who is entitled to vote at the meeting?

Holders of common stock, as of the close of business on the record date, March 30, 2021, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote 35,013,889 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited Guests of the Company may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one Guest. Photo identification will be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or a recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the record date.

Any stockholder who attends the meeting in person will be required to follow social distancing guidelines and wear a mask or cloth face covering in accordance with the requirements of applicable laws, orders and the meeting venue, and may be subject to additional health screening requirements. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 12:00 noon, and seating will begin at 12:30 p.m. For directions to the meeting, please call Judy Wigginton at (407) 829-3463.

Cameras (including cell phones with photographic capabilities), recording devices, and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting.

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Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for the purposes of a quorum, provided, with regard to broker non-votes, that at least one matter to be voted upon is considered routine such that discretionary authority is available for that matter.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Voting by Telephone or Through the Internet. If you are a registered stockholder (that is, if you own shares in your own name and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on May 24, 2021. Please see the proxy card for instructions on how to access the telephone and Internet voting systems.

Voting by Proxy Card. Each stockholder electing to receive stockholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker, or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker, or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker, or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Our Board of Directors has designated Michael P. O’Donnell and Kristy Chipman, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will be voted in accordance with the Board’s recommendations for each proposal. Our Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Corporate Secretary of the Company before the Annual Meeting commences, returning a new proxy bearing a later date, submitting your proxy again by telephone or over the Internet, or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by returning new voting instructions to your broker, bank, or other nominee or, if you have obtained a legal proxy from your broker, bank, or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

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How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. We have retained Saratoga Proxy Consulting LLC to assist in the solicitation of proxies at an estimated cost of $6,500 plus expenses. In addition to mailing these proxy materials, certain of our officers and other Team Members may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

To our knowledge, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the individuals designated as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Directors will be elected by a majority of the votes cast at the meeting, in person or by proxy, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. You may not cumulate your votes for the election of directors. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our amended and restated Certificate of Incorporation requires the director to promptly tender their resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

The approval of the advisory vote on our Named Executive Officer compensation, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Approval requires the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal, and broker non-votes will have no effect on the vote for this proposal. Although the vote is non-binding, the Board of Directors and the Compensation Committee will consider the voting results in connection with their ongoing evaluation of our compensation program.

The ratification of the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2020 requires the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal, and broker non-votes will have no effect on the vote for this proposal.

How are votes counted?

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of the election. For the advisory resolution on our Named Executive Officer compensation and the ratification of the appointment of KPMG to serve as the Company’s independent auditors for fiscal 2021, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against the advisory resolution on our Named Executive Officer compensation and the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2021.

If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2021 annual meeting of stockholders to the broker, bank, or other nominee holding your shares of record and they have the

63	Nasdaq: RUTH

responsibility to send these proxy materials to you. Your broker, bank, or other nominee is permitted to vote your shares on the appointment of KPMG LLP as our independent auditor without receiving voting instructions from you. In contrast, the election of directors and the advisory votes on our Named Executive Officer compensation are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will have no effect on the outcome of the vote for directors or the advisory Named Executive Officer votes.

What happens if a nominee for director declines or is unable to accept election?

If any nominee should become unavailable, which is not anticipated, the persons voting the accompanying proxy may vote for a substitute nominee designated by our Board or our Board may reduce the number of directors.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in a Form 8-K within four business days following the annual meeting.

Stockholder Proposals for the 2022 Meeting

Stockholder proposals intended for inclusion in our proxy statement pursuant to Rule 14a-8 relating to the next annual meeting in 2022 must be received by us no later than December 17, 2021. Any such proposal must comply with Rule 14a-8 under the SEC’s proxy rules. Under our Bylaws, notice to us of a stockholder nomination or other proposal submitted otherwise than pursuant to Rule 14a-8 must be received at our principal executive offices no earlier than January 25, 2022 and no later than February 24, 2022. If, however, the 2022 Annual Meeting is held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date of this year’s Annual Meeting, we must receive such notice no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. If not received within this timeframe, the nomination or other proposal will not be placed on the meeting agenda.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation Committee Report” and those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” nor be “filed” with the SEC or be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference. Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

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RUTH’S HOSPITALITY GROUP, INC. 1030 W. CANTON AVENUE SUITE 100 WINTER PARK, FLORIDA 32789 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Annual Reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR all nominees in proposal 1 and FOR proposals 2 and 3. 1. Election of Directors Nominees For Against Abstain 1a. Giannella Alvarez [    ] [    ] [    ] 1b. Mary L. Baglivo [    ] [    ] [    ] 1c. Carla R. Cooper [    ] [    ] [    ] 1d. Cheryl J. Henry [    ] [    ] [    ] 1e. Stephen M. King [    ] [    ] [    ] 1f. Michael P. O’Donnell [    ] [    ] [    ] 1g. Marie L. Perry [    ] [    ] [    ] 1h. Robin P. Selati [    ] [    ] [    ] The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Approval of the advisory resolution on the compensation of the Company’s named executive officers. [    ] [    ] [    ] For Against Abstain 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2021. [    ] [    ] [    ] NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000506696_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com RUTH’S HOSPITALITY GROUP, INC. PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS May 25, 2021 The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, appoints Michael P. O’Donnell and Kristy Chipman, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of stock of Ruth’s Hospitality Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 25, 2021, beginning at 1:00 p.m. local time, at Ruth’s Chris Steak House, 610 North Orlando Avenue, Winter Park, Florida 32789 and any and all adjournments or postponements thereof. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED IN THIS PROXY. Continued and to be signed on reverse side 0000506696_2 R1.0.0.177